Exhibit 99.1

Item 15. Exhibits, Financial Statement Schedules.

(a)          Financial Statements and Financial Statement Schedules filed as part of this report:

(b)          Exhibits filed as part of this report:

As listed in the Exhibit Index following the signature page hereof.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Iron Mountain Incorporated

We have audited the accompanying consolidated balance sheets of Iron Mountain Incorporated and subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Iron Mountain Incorporated and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2n, during 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment effective January 1, 2006.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2007 (not presented herein) expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 1, 2007
(except for Note 5 as to which the date is May 10, 2007)

IRON MOUNTAIN INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2005	2006
ASSETS
Current Assets:
Cash and cash equivalents	$53,413	$45,369
Accounts receivable (less allowances of $14,522 and $15,157, respectively)	408,564	473,366
Deferred income taxes	27,623	60,537
Prepaid expenses and other	64,568	100,449
Total Current Assets	554,168	679,721
Property, Plant and Equipment:
Property, plant and equipment	2,556,880	2,965,995
Less—Accumulated depreciation	(775,614)	(950,760)
Net Property, Plant and Equipment	1,781,266	2,015,235
Other Assets, net:
Goodwill	2,138,641	2,165,129
Customer relationships and acquisition costs	229,006	282,756
Deferred financing costs	31,606	29,795
Other	31,453	36,885
Total Other Assets, net	2,430,706	2,514,565
Total Assets	$4,766,140	$5,209,521
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$25,905	$63,105
Accounts payable	148,234	148,461
Accrued expenses	266,720	266,933
Deferred revenue	151,137	160,148
Total Current Liabilities	591,996	638,647
Long-term Debt, net of current portion	2,503,526	2,605,711
Other Long-term Liabilities	33,545	72,778
Deferred Rent	35,763	53,597
Deferred Income Taxes	225,314	280,225
Commitments and Contingencies (see Note 10)
Minority Interests	5,867	5,290
Stockholders’ Equity:
Preferred stock (par value $0.01; authorized 10,000,000 shares; none issued and outstanding)	—	—
Common stock (par value $0.01; authorized 400,000,000 shares; issued and outstanding 197,494,307 shares and 199,109,581 shares, respectively)	1,975	1,991
Additional paid-in capital	1,104,946	1,144,101
Retained earnings	244,524	373,387
Accumulated other comprehensive items, net	18,684	33,794
Total Stockholders’ Equity	1,370,129	1,553,273
Total Liabilities and Stockholders’ Equity	$4,766,140	$5,209,521

The accompanying notes are an integral part of these consolidated financial statements.

IRON MOUNTAIN INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31,
	2004	2005	2006
Revenues:
Storage	$1,043,366	$1,181,551	$1,327,169
Service and storage material sales	774,223	896,604	1,023,173
Total Revenues	1,817,589	2,078,155	2,350,342
Operating Expenses:
Cost of sales (excluding depreciation and amortization)	823,899	938,239	1,074,268
Selling, general and administrative	486,246	569,695	670,074
Depreciation and amortization	163,629	186,922	208,373
Gain on disposal/writedown of property, plant and equipment, net	(681)	(3,485)	(9,560)
Total Operating Expenses	1,473,093	1,691,371	1,943,155
Operating Income	344,496	386,784	407,187
Interest Expense, Net	185,749	183,584	194,958
Other (Income) Expense, Net	(7,988)	6,182	(11,989)
Income Before Provision for Income Taxes and Minority Interest	166,735	197,018	224,218
Provision for Income Taxes	69,574	81,484	93,795
Minority Interests in Earnings of Subsidiaries, Net	2,970	1,684	1,560
Income before Cumulative Effect of Change in Accounting Principle	94,191	113,850	128,863
Cumulative Effect of Change in Accounting Principle (net of tax benefit)	—	(2,751)	—
Net Income	$94,191	$111,099	$128,863
Net Income per Share—Basic:
Income before Cumulative Effect of Change in Accounting Principle	$0.49	$0.58	$0.65
Cumulative Effect of Change in Accounting Principle (net of tax benefit)	—	(0.01)	—
Net Income per Share—Basic	$0.49	$0.57	$0.65
Net Income per Share—Diluted:
Income before Cumulative Effect of Change in Accounting Principle	$0.48	$0.57	$0.64
Cumulative Effect of Change in Accounting Principle (net of tax benefit)	—	(0.01)	—
Net Income per Share—Diluted	$0.48	$0.56	$0.64
Weighted Average Common Shares Outstanding—Basic	193,625	195,988	198,116
Weighted Average Common Shares Outstanding—Diluted	196,764	198,104	200,463

The accompanying notes are an integral part of these consolidated financial statements.

IRON MOUNTAIN INCORPORATED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME

(In thousands, except share data)

	Common Stock Voting		Additional		Accumulated Other	Total Stockholders’
	Shares	Amounts	Paid-in Capital	Retained Earnings	Comprehensive Items	Equity
Balance, December 31, 2003	192,544,321	$1,925	$1,033,001	$39,234	$(8,046)	$1,066,114
Issuance of shares under employee stock purchase plan and option plans, including tax benefit of $6,904	2,182,550	22	33,443	—	—	33,465
Deferred compensation	—	—	(3,533)	—	—	(3,533)
Currency translation adjustment	—	—	—	—	14,669	14,669
Market value adjustments for hedging contracts, net of tax	—	—	—	—	13,576	13,576
Market value adjustments for securities, net of tax	—	—	—	—	86	86
Net income	—	—	—	94,191	—	94,191
Balance, December 31, 2004	194,726,871	1,947	1,062,911	133,425	20,285	1,218,568
Issuance of shares under employee stock purchase plan and option plans, including tax benefit of $9,668	2,767,436	28	57,315	—	—	57,343
Deferred compensation	—	—	(16,060)	—	—	(16,060)
Currency translation adjustment	—	—	—	—	(4,300)	(4,300)
Stock options issued in connection with an acquisition	—	—	780	—	—	780
Market value adjustments for hedging contracts, net of tax	—	—	—	—	2,458	2,458
Market value adjustments for securities, net of tax	—	—	—	—	241	241
Net income	—	—	—	111,099	—	111,099
Balance, December 31, 2005	197,494,307	1,975	1,104,946	244,524	18,684	1,370,129
Issuance of shares under employee stock purchase plan and option plans, including tax benefit of $4,387	1,615,274	16	39,155	—	—	39,171
Currency translation adjustment	—	—	—	—	14,659	14,659
Market value adjustments for hedging contracts, net of tax	—	—	—	—	43	43
Market value adjustments for securities, net of tax	—	—	—	—	408	408
Net income	—	—	—	128,863	—	128,863
Balance, December 31, 2006	199,109,581	$1,991	$1,144,101	$373,387	$33,794	$1,553,273

	2004	2005	2006
COMPREHENSIVE INCOME:
Net Income	$94,191	$111,099	$128,863
Other Comprehensive (Loss) Income:
Foreign Currency Translation Adjustments	14,669	(4,300)	14,659
Market Value Adjustments for Hedging Contracts, Net of Tax Provision of $4,955, $973 and $13, respectively	13,576	2,458	43
Market Value Adjustments for Securities, Net of Tax	86	241	408
Comprehensive Income	$122,522	$109,498	$143,973

The accompanying notes are an integral part of these consolidated financial statements.

IRON MOUNTAIN INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2004	2005	2006
Cash Flows from Operating Activities:
Net income	$94,191	$111,099	$128,863
Adjustments to reconcile net income to cash flows from operating activities:
Cumulative effect of change in accounting principle (net of tax benefit)	—	2,751	—
Minority interests in earnings of subsidiaries, net	2,970	1,684	1,560
Depreciation	151,947	170,698	187,745
Amortization (includes deferred financing costs and bond discount of $3,646, $4,951 and $5,463, respectively)	15,328	21,175	26,091
Stock compensation expense	3,857	6,189	12,387
Provision for deferred income taxes	62,165	59,470	53,139
Loss on early extinguishment of debt	2,454	—	2,972
Gain on disposal/writedown of property, plant and equipment, net	(681)	(3,485)	(9,560)
Loss (Gain) on foreign currency and other, net	5,227	6,472	(16,990)
Changes in Assets and Liabilities (exclusive of acquisitions):
Accounts receivable	(48,020)	(45,572)	(53,867)
Prepaid expenses and other current assets	(7,462)	(13,360)	(12,317)
Accounts payable	12,366	21,017	9,008
Accrued expenses, deferred revenue and other current liabilities	9,852	34,360	37,320
Other assets and long-term liabilities	1,170	4,678	7,931
Cash Flows from Operating Activities	305,364	377,176	374,282
Cash Flows from Investing Activities:
Capital expenditures	(231,966)	(272,129)	(381,970)
Cash paid for acquisitions, net of cash acquired	(384,338)	(178,238)	(81,208)
Additions to customer relationship and acquisition costs	(12,472)	(13,431)	(14,251)
Investment in joint ventures	(858)	—	(5,943)
Proceeds from sales of property and equipment and other, net	3,111	27,623	16,658
Cash Flows from Investing Activities	(626,523)	(436,175)	(466,714)
Cash Flows from Financing Activities:
Repayment of debt and term loans	(1,085,013)	(509,595)	(654,960)
Proceeds from debt and term loans	1,148,275	568,726	543,940
Early retirement of notes	(20,797)	—	(112,397)
Net proceeds from sales of senior subordinated notes	269,427	—	281,984
Debt financing (repayment to) and equity contribution from (distribution to) minority stockholders, net	(41,978)	(2,399)	(2,068)
Proceeds from exercise of stock options and employee stock purchase plan	18,041	25,649	22,245
Excess tax benefits from stock-based compensation	—	—	4,387
Payment of debt financing costs and stock issuance costs	(11,386)	(932)	(397)
Cash Flows from Financing Activities	276,569	81,449	82,734
Effect of Exchange Rates on Cash and Cash Equivalents	1,849	(979)	1,654
(Decrease) Increase in Cash and Cash Equivalents	(42,741)	21,471	(8,044)
Cash and Cash Equivalents, Beginning of Year	74,683	31,942	53,413
Cash and Cash Equivalents, End of Year	$31,942	$53,413	$45,369
Supplemental Information:
Cash Paid for Interest	$169,929	$183,657	$185,072
Cash Paid for Income Taxes	$6,888	$21,858	$17,143
Non-Cash Investing Activities:
Capital Leases	$1,506	$23,886	$17,027
Capital Expenditures	$—	$19,124	$32,068

The accompanying notes are an integral part of these consolidated financial statements.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(In thousands, except share and per share data)

1. Nature of Business

On May 27, 2005, Iron Mountain Incorporated, a Pennsylvania corporation (“Iron Mountain PA”), reincorporated as a Delaware corporation. The reincorporation was effected by means of a statutory merger (the “Merger”) of Iron Mountain PA with and into Iron Mountain Incorporated, a Delaware corporation (“Iron Mountain DE”), a wholly owned subsidiary of Iron Mountain PA. In connection with the Merger, Iron Mountain DE succeeded to and assumed all of the assets and liabilities of Iron Mountain PA. Apart from the change in its state of incorporation, the Merger had no effect on Iron Mountain PA’s business, board composition, management, employees, fiscal year, assets or liabilities, or location of its facilities, and did not result in any relocation of management or other employees. The Merger was approved at the Annual Meeting of Stockholders held on May 26, 2005. Upon consummation of the Merger, Iron Mountain DE succeeded to Iron Mountain PA’s reporting obligations and continued to be listed on the New York Stock Exchange under the symbol “IRM.”

On December 7, 2006, our board authorized and approved a three-for-two stock split effected in the form of a dividend on our common stock. We issued the additional shares of common stock resulting from this stock dividend on December 29, 2006 to all stockholders of record as of the close of business on December 18, 2006. All share data has been adjusted for such stock split.

The accompanying financial statements represent the consolidated accounts of Iron Mountain Incorporated, a Delaware corporation, and its subsidiaries. We are an international full-service provider of information protection and storage and related services for all media in various locations throughout the United States, Canada, Europe, Australia, New Zealand, Mexico and South America to commercial, legal, banking, health care, accounting, insurance, entertainment and government organizations, including more than 90% of the Fortune 1000 and more than 85% of the FTSE 100.

2. Summary of Significant Accounting Policies

a.      Principles of Consolidation

The accompanying financial statements reflect our financial position and results of operations on a consolidated basis. Financial position and results of operations of Iron Mountain Europe Limited (“IME”), our European subsidiary, are consolidated for the appropriate periods based on its fiscal year ended October 31. All significant intercompany account balances have been eliminated or presented to reflect the underlying economics of the transactions.

b.     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of the financial statements and for the period then ended. On an on-going basis, we evaluate the estimates used, including those related to accounting for acquisitions, allowance for doubtful accounts and credit memos, impairments of tangible and intangible assets, income taxes, stock-based compensation and self-insured liabilities. We base our estimates on historical experience, actuarial estimates, current conditions and various other assumptions that we believe to be reasonable

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

under the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities and are not readily apparent from other sources. Actual results may differ from these estimates.

c.      Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash invested in short-term securities which have remaining maturities at the date of purchase of less than 90 days. Cash and cash equivalents are carried at cost, which approximates fair value.

d.     Foreign Currency

Local currencies are considered the functional currencies for our operations outside the United States, with the exception of certain foreign holding companies, whose functional currency is the U.S. dollar. All assets and liabilities are translated at period-end exchange rates, and revenues and expenses are translated at average exchange rates for the applicable period, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation.” Resulting translation adjustments are reflected in the accumulated other comprehensive items component of stockholders’ equity. The gain or loss on foreign currency transactions, calculated as the difference between the historical exchange rate and the exchange rate at the applicable measurement date, including those related to (a) U.S. dollar denominated 8 1/8% senior notes of our Canadian subsidiary (the “Subsidiary notes”), which were fully redeemed as of March 31, 2004, (b) our 7 1/4% GBP Senior Subordinated Notes due 2014, (c) the borrowings in certain foreign currencies under our revolving credit agreements, and (d) certain foreign currency denominated intercompany obligations of our foreign subsidiaries to us and between our foreign subsidiaries, are included in other (income) expense, net, on our consolidated statements of operations. The total of such net gain amounted to $8,915, a net loss of $7,201 and a net gain of $12,534 for the years ended December 31, 2004, 2005 and 2006, respectively.

e.      Derivative Instruments and Hedging Activities

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” requires that every derivative instrument be recorded in the balance sheet as either an asset or a liability measured at its fair value. Periodically, we acquire derivative instruments that are intended to hedge either cash flows or values which are subject to foreign exchange or other market price risk, and not for trading purposes. We have formally documented our hedging relationships, including identification of the hedging instruments and the hedged items, as well as our risk management objectives and strategies for undertaking each hedge transaction. Given the recurring nature of our revenues and the long term nature of our asset base, we have the ability and the preference to use long term, fixed interest rate debt to finance our business, thereby preserving our long term returns on invested capital. We target a range 80% to 85% of our debt portfolio to be fixed with respect to interest rates. Occasionally, we will use floating to fixed interest rate swaps as a tool to maintain our targeted level of fixed rate debt. In addition, we will use borrowings in foreign currencies, either obtained in the U.S. or by our foreign subsidiaries, to naturally hedge foreign

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

currency risk associated with our international investments. Sometimes we enter into currency swaps to temporarily hedge an overseas investment, such as a major acquisition, while we arrange permanent financing or to hedge our exposures related to foreign currency exchange movements related to our intercompany accounts with and between our foreign subsidiaries.

f.      Property, Plant and Equipment

Property, plant and equipment are stated at cost and depreciated using the straight-line method with the following useful lives:

Buildings	40 to 50 years
Leasehold improvements	8 to 10 years or the life of the lease, whichever is shorter
Racking	5 to 20 years
Warehouse equipment	3 to 9 years
Vehicles	5 to 10 years
Furniture and fixtures	2 to 10 years
Computer hardware and software	3 to 5 years

Property, plant and equipment, at cost, consist of the following:

	December 31,
	2005	2006
Land and buildings	$846,171	$931,784
Leasehold improvements	208,693	240,341
Racking	809,899	944,299
Warehouse equipment/vehicles	146,593	162,735
Furniture and fixtures	58,184	60,047
Computer hardware and software	381,024	449,713
Construction in progress	106,316	177,076
	$2,556,880	$2,965,995

Minor maintenance costs are expensed as incurred. Major improvements which extend the life, increase the capacity or improve the safety or the efficiency of property owned are capitalized. Major improvements to leased buildings are capitalized as leasehold improvements and depreciated.

We develop various software applications for internal use. Payroll and related costs for employees who are directly associated with, and who devote time to, the development of internal use computer software projects (to the extent of the time spent directly on the project) are capitalized in accordance with Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). Capitalization begins when the design stage of the application has been completed and it is probable that the project will be completed and used to perform the function intended. Capitalized software costs are depreciated over the estimated useful life of the software beginning when

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

the software is placed in service. During the year ended December 31, 2006, we wrote-off $6,329 of previously deferred costs, primarily internal labor costs, associated with internal use software development projects that were discontinued, and such costs are included as a component of selling, general and administrative expenses in the accompanying consolidated statement of operations.

In March 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”), an interpretation of SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”). FIN 47 clarifies that conditional asset retirement obligations meet the definition of liabilities and should be recognized when incurred if their fair values can be reasonably estimated. Uncertainty surrounding the timing and method of settlement that may be conditional on events occurring in the future are factored into the measurement of the liability rather than the existence of the liability. SFAS No. 143 established accounting and reporting standards for obligations associated with the retirement of tangible long-lived assets legally required by law, regulatory rule or contractual agreement and the associated asset retirement costs. SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset, which is then depreciated over the useful life of the related asset. The liability is increased over time through income such that the liability will equate to the future cost to retire the long-lived asset at the expected retirement date. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Our obligations are primarily the result of requirements under our facility lease agreements which generally have “return to original condition” clauses which would require us to remove or restore items such as shred pits, vaults, demising walls and office build-outs, among others. As of December 31, 2005, we have recognized the cumulative effect of initially applying FIN 47 as a cumulative effect of change in accounting principle as prescribed in FIN 47. The impact of adopting FIN 47 as of December 31, 2005 was a gross charge of $4,422 ($2,751, net of tax), an increase in property, plant and equipment, net of $1,889 and long-term liabilities of $6,311. The significant assumptions used in estimating our aggregate asset retirement obligation are the timing of removals, estimated cost and associated expected inflation rates that are consistent with historical rates and credit-adjusted risk-free rates that approximate our incremental borrowing rate.

A reconciliation of liabilities for asset retirement obligations is as follows:

2006
Asset Retirement Obligations, beginning of the year	$6,311
Liabilities Incurred	537
Liabilities Settled	(410)
Accretion Expense	636
Asset Retirement Obligations, end of the year	$7,074

Had we applied the provisions of FIN 47 as of January 1, 2004, the pro forma impacts on net income and basic and diluted earnings per common share would not be material for 2004 and 2005.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

g.      Goodwill and Other Intangible Assets

We apply the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, goodwill and intangible assets with indefinite lives are not amortized but are reviewed annually for impairment or more frequently if impairment indicators arise. Separable intangible assets that are not deemed to have indefinite lives are amortized over their useful lives.

We have selected October 1 as our annual goodwill impairment review date. We performed our annual goodwill impairment review as of October 1, 2004, 2005 and 2006 and noted no impairment of goodwill. In making this assessment, we rely on a number of factors including operating results, business plans, economic projections, anticipated future cash flows, transactions and market place data. There are inherent uncertainties related to these factors and our judgment in applying them to the analysis of goodwill impairment. As of December 31, 2006, no factors were identified that would alter this assessment. Our reporting units at which level we performed our goodwill impairment analysis as of October 1, 2006 were as follows:  North America excluding Fulfillment, Fulfillment, U.K., Continental Europe, Worldwide Digital Business excluding Iron Mountain Intellectual Property Management, Inc. (“IPM”), IPM, South America, Mexico and Asia Pacific. When changes occur in the composition of one or more reporting units, the goodwill is reassigned to the reporting units affected based on their relative fair value.

Goodwill valuations have been calculated using an income approach based on the present value of future cash flows of each reporting unit. This approach incorporates many assumptions including future growth rates, discount factors, expected capital expenditures and income tax cash flows. Changes in economic and operating conditions impacting these assumptions could result in goodwill impairments in future periods.

The changes in the carrying value of goodwill attributable to each reportable operating segment for the years ended December 31, 2005 and 2006 is as follows:

	North American Physical Business	International Physical Business	Worldwide Digital Business	Total Consolidated
Balance as of December 31, 2004	$1,503,224	$424,373	$112,620	$2,040,217
Deductible goodwill acquired during the year	17,260	10,878	—	28,138
Non-deductible goodwill acquired during the year	15,871	47,209	22,298	85,378
Adjustments to purchase reserves	(328)	(854)	308	(874)
Fair value adjustments	822	(1,951)	(1,427)	(2,556)
Currency effects and other Adjustments(1)	6,188	(15,913)	(1,937)	(11,662)
Balance as of December 31, 2005	1,543,037	463,742	131,862	2,138,641
Deductible goodwill acquired during the year	5,581	1,726	—	7,307
Non-deductible goodwill acquired during the year	3,215	5,877	—	9,092
Adjustments to purchase reserves	(369)	(2,414)	(91)	(2,874)
Fair value adjustments	(7,514)	(15,842)	(2,282)	(25,638)
Currency effects and other Adjustments(1)	(2,125)	46,178	(5,452)	38,601
Balance as of December 31, 2006	$1,541,825	$499,267	$124,037	$2,165,129

(1)          Other adjustments include contingent payments related to acquisitions made in previous years.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

h.     Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we review long-lived assets and all amortizable intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to their carrying amount. The operations are generally distinguished by the business segment and geographic region in which they operate. If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets.

Consolidated gains on disposal/writedown of property, plant and equipment, net of $681 for the year ended December 31, 2004, consisted primarily of a gain on the sale of a property in Florida during the second quarter of 2004 of approximately $1,200 offset by disposals and asset writedowns. Consolidated gains on disposal/writedown of property, plant and equipment, net of $3,485 for the year ended December 31, 2005, consisted primarily of a gain on the sale of a facility in the U.K. during the fourth quarter of 2005 of approximately $4,500 offset by software asset writedowns. Consolidated gains on disposal/writedown of property, plant and equipment, net of $9,560 in the year ended December 31, 2006 consisted primarily of a gain on the sale of a facility in the U.K. in the fourth quarter of 2006 of approximately $10,499 offset by disposals and asset writedowns.

i.      Customer Relationships and Acquisition Costs and Other Intangible Assets

Costs related to the acquisition of large volume accounts, net of revenues received for the initial transfer of the records, are capitalized. Costs incurred to transport the boxes to one of our facilities, which includes labor and transportation charges, are amortized over periods ranging from five to 30 years (weighted average of 27 years at December 31, 2006) and are included in depreciation and amortization in the accompanying consolidated statements of operations. Payments to a customer’s current records management vendor or direct payments to a customer are amortized over approximately 5 years to the storage and service revenue line items in the accompanying consolidated statements of operations. If the customer terminates its relationship with us, the unamortized cost is charged to expense or revenue. However, in the event of such termination, we generally collect, and record as income, permanent removal fees that generally equal or exceed the amount of the unamortized costs. Customer relationship intangible assets acquired through business combinations, which represents the majority of the balance, are amortized over periods ranging from six to 30 years (weighted average of 19 years at December 31, 2006). Amounts allocated in purchase accounting to customer relationship intangible assets are calculated based upon estimates of their fair value. As of December 31, 2005 and 2006, the gross carrying amount of customer relationships and acquisition costs was $264,728 and $339,591, respectively, and accumulated amortization of those costs was $35,722 and $56,835, respectively. For the years ended December 31, 2004, 2005 and 2006, amortization expense was $10,044, $12,910 and $16,292, respectively, included in depreciation and amortization in the accompanying consolidated statements of operations. For the year

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

ended December 31, 2006, the charge to revenues associated with large volume accounts was $3,681, which represents the level anticipated over the next 5 years.

Other intangible assets, including noncompetition agreements, acquired core technology and trademarks, are capitalized and amortized over a weighted average period of eight years. As of December 31, 2005 and 2006, the gross carrying amount of other intangible assets was $30,094 and $32,985, respectively, and accumulated amortization of those costs was $5,082 and $9,521, respectively, included in other in other assets in the accompanying consolidated balance sheets. For the years ended December 31, 2004, 2005 and 2006, amortization expense was $1,638, $3,314 and $4,336, respectively, included in depreciation and amortization in the accompanying consolidated statements of operations.

Estimated amortization expense for existing intangible assets (excluding deferred financing costs which are amortized through interest expense) for the next five succeeding fiscal years is as follows:

Estimated Amortization Expense
2007	$18,779
2008	18,624
2009	18,600
2010	18,036
2011	16,105

j.       Deferred Financing Costs

Deferred financing costs are amortized over the life of the related debt using the effective interest rate method. If debt is retired early, the related unamortized deferred financing costs are written off in the period the debt is retired to other (income) expense, net. As of December 31, 2005 and 2006, gross carrying amount of deferred financing costs was $46,697 and $50,775, respectively, and accumulated amortization of those costs was $15,091 and $20,980, respectively, and was recorded in other assets, net in the accompanying consolidated balance sheet.

k.     Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2005	2006
Interest	$49,800	$56,971
Payroll and vacation	42,456	48,946
Derivative liability	2,359	1,336
Restructuring costs (see Note 6)	5,541	2,821
Incentive compensation	32,364	34,773
Other	134,200	122,086
	$266,720	$266,933

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

l.      Revenues

Our revenues consist of storage revenues as well as service and storage material sales revenues. Storage revenues consist of periodic charges related to the storage of materials or data (generally on a per unit or per cubic foot of records basis). Service and storage material sales revenues are comprised of charges for related service activities and courier operations and the sale of software licenses and storage materials. Included in service and storage materials sales are related core service revenues arising from: (a) the handling of records including the addition of new records, temporary removal of records from storage, refiling of removed records, destruction of records, and permanent withdrawls from storage; (b) courier operations, consisting primarily of the pickup and delivery of records upon customer request; (c) secure shredding of sensitive documents; and (d) other recurring services including maintenance and support contracts. Our complementary services revenues arise from special project work, including data restoration, providing fulfillment services, consulting services and product sales, including software licenses, specially designed storage containers, magnetic media including computer tapes and related supplies.

We recognize revenue when the following criteria are met: persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability of the resulting receivable is reasonably assured. Storage and service revenues are recognized in the month the respective storage or service is provided and customers are generally billed on a monthly basis on contractually agreed-upon terms. Amounts related to future storage or prepaid service contracts, including maintenance and support contracts, for customers where storage fees or services are billed in advance are accounted for as deferred revenue and recognized ratably over the applicable storage or service period or when the service is performed. Storage material sales are recognized when shipped to the customer and include software license sales (less than 1% of consolidated revenues in 2006). Sales of software licenses to distributors are recognized at the time a distributor reports that the software has been licensed to an end-user and all revenue recognition criteria have been satisfied.

m.    Rent Normalization

We have entered into various leases for buildings. Certain leases have fixed escalation clauses or other features which require normalization of the rental expense over the life of the lease resulting in deferred rent being reflected in the accompanying consolidated balance sheets. In addition, we have assumed various above and below market leases in connection with certain of our acquisitions. The difference between the present value of these lease obligations and the market rate at the date of the acquisition was recorded as a deferred rent liability or other long-term asset and is being amortized over the remaining lives of the respective leases.

n.     Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment.” SFAS No. 123R is a revision of SFAS No. 123 and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). We adopted the measurement provisions of SFAS No. 123,

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

“Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” in our financial statements beginning January 1, 2003 using the prospective method. The prospective method involves recognizing expense for the fair value for all awards granted or modified in the year of adoption and thereafter with no expense recognition for previous awards. We have applied the fair value recognition provisions to all stock based awards granted, modified or settled on or after January 1, 2003.

We adopted SFAS No. 123R effective January 1, 2006 using the modified prospective method, as permitted under SFAS No. 123R. We record stock-based compensation expense, utilizing the straight-line method, for the cost of stock options, restricted stock and shares issued under the employee stock purchase plan (together, “Employee Stock-Based Awards”) based on the requirements of SFAS No. 123R beginning January 1, 2006.

Stock-based compensation expense, included in the accompanying consolidated statements of operations, for the years ended December 31, 2004, 2005 and 2006 was $3,857 ($3,567 after tax or $0.02 per basic and diluted share), $6,189 ($4,757 after tax or $0.02 per basic and diluted share) and $12,387 ($9,188 after tax or $0.05 per basic and diluted share), respectively, for Employee Stock-Based Awards. For the year ended December 31, 2006, the incremental stock-based compensation expense due to the adoption of SFAS No. 123R caused income before provision for income taxes and minority interest to decrease by $894, and net income to decrease by $539, and had no impact on basic and diluted earnings per share.

SFAS No. 123R also requires that the benefits associated with the tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under APB No. 25. This requirement reduces reported operating cash flows and increases reported financing cash flows. As a result, net financing cash flows included $4,387 for the year ended December 31, 2006, from the benefits of tax deductions in excess of recognized compensation cost. Under prior accounting rules, this amount would have been included in net operating cash flows. We used the short form method to calculate the Additional Paid-in Capital (“APIC”) pool, the tax benefit of any resulting excess tax deduction should increase the APIC pool; any resulting tax deficiency should be deducted from the APIC pool.

The following table details the effect on net income and earnings per share had stock-based compensation expense for the Employee Stock-Based Awards been recorded based on SFAS No. 123R. The reported and pro forma net income and earnings per share for the year ended December 31, 2006 in the table below are the same since stock-based compensation expense is calculated under the provisions of SFAS No. 123R. These amounts for the year ended December 31, 2006 are included in the table below only to provide the detail for a comparative presentation to the same periods of 2004 and 2005.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

	Year Ended December 31,
	2004	2005	2006
Net income, as reported	$94,191	$111,099	$128,863
Add: Stock-based employee compensation expense included in reported net income, net of tax benefit	3,567	4,757	9,188
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax benefit	(5,432)	(5,965)	(9,188)
Net income, pro forma	$92,326	$109,891	$128,863
Earnings per share:
Basic—as reported	$0.49	$0.57	$0.65
Basic—pro forma	0.48	0.56	0.65
Diluted—as reported	0.48	0.56	0.64
Diluted—pro forma	0.47	0.55	0.64

Stock Options

Under our various stock option plans, options were granted with exercise prices equal to the market price of the stock at the date of grant. The majority of our options become exercisable ratably over a period of five years and generally have a contractual life of 10 years, unless the holder’s employment is terminated. Our Directors are considered employees under the provisions of SFAS No. 123R.

A total of 29,112,685 shares of common stock have been reserved for grants of options and other rights under our various stock incentive plans. The number of shares available for grant at December 31, 2006 was 7,301,608.

The weighted average fair value of options granted in 2004, 2005 and 2006 was $8.58, $11.85 and $14.84 per share, respectively. The values were estimated on the date of grant using the Black-Scholes option pricing model. The following table summarizes the weighted average assumptions used for grants in the year ended December 31:

Weighted Average Assumption	2004	2005		2006
Expected volatility	24.8%	26.5	%(1)	24.2	%(1)
Risk-free interest rate	3.41%	4.12%		4.66%
Expected dividend yield	None	None		None
Expected life of the option	5.0 years	6.6 years		6.6 years

(1)          Calculated utilizing daily historical volatility over a period that equates to the expected life of the option.

Expected volatility was calculated utilizing daily historical volatility over a period that equates to the expected life of the option. The risk-free interest rate was based on the U.S. Treasury interest rates whose term is consistent with the expected life of the stock options. Expected dividend yield was not considered in the option pricing model since we do not pay dividends and have no current plans to do so in the future.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

The expected life (estimated period of time outstanding) of the stock options granted was estimated using the historical exercise behavior of employees.

A summary of option activity for the year ended December 31, 2006 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2005	8,242,911	$14.94
Granted	1,315,916	26.88
Exercised	(1,096,729)	10.60
Forfeited	(394,771)	20.28
Outstanding at December 31, 2006	8,067,327	$17.21	6.4	$83,498
Options exercisable at December 31, 2006	3,979,349	$12.06	4.5	$61,680

The aggregate intrinsic value of stock options exercised for the years ended December 31, 2004, 2005 and 2006 was approximately $23,090, $31,539 and $18,271, respectively. The aggregate fair value of stock options vested for the years ended December 31, 2004, 2005 and 2006 was approximately $5,386, $4,717 and $7,487, respectively.

Restricted Stock

Under our various stock option plans, we may also issue grants of restricted stock. We granted restricted stock in July 2005 which had a 3-year vesting period. The fair value of restricted stock is the excess of the market price of our common stock at the date of grant over the exercise price, which is zero. Included in our stock-based compensation expense for the years ended December 31, 2005 and 2006 is a portion of the cost related to restricted stock granted in July 2005. We did not grant restricted stock in 2004 and 2006.

A summary of restricted stock activity for the year ended December 31, 2006 is as follows:

	Restricted Stock	Weighted- Average Grant-Date Fair Value
Non-vested at December 31, 2005	96,962	$20.63
Granted	—	—
Vested	(39,159)	20.63
Forfeited	—	—
Non-vested at December 31, 2006	57,803	$20.63

The total fair value of shares vested for the years ended December 31, 2005 and 2006 was $0 and $1,003, respectively.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

Employee Stock Purchase Plan

We offer an employee stock purchase plan in which participation is available to substantially all U.S. and Canadian employees who meet certain service eligibility requirements (the “ESPP”). The ESPP provides a way for our eligible employees to become stockholders on favorable terms. The ESPP provides for the purchase of our common stock by eligible employees through successive offering periods. We generally have two 6-month offering periods, the first of which begins June 1 and ends November 30 and the second begins December 1 and ends May 31. During each offering period, participating employees accumulate after-tax payroll contributions, up to a maximum of 15% of their compensation, to pay the exercise price of their options. Participating employees may withdraw from an offering period before the purchase date and obtain a refund of the amounts withheld as payroll deductions. At the end of the offering period, outstanding options are exercised, and each employee’s accumulated contributions are used to purchase our common stock. The price for shares purchased under the ESPP is 85% of the fair market price at either the beginning or the end of the offering period, whichever is lower. The ESPP was amended and approved by our stockholders on May 26, 2005 to increase the number of shares from 1,687,500 to 3,487,500. For the years ended December 31, 2004, 2005 and 2006, there were 522,480, 579,173 and 535,826 shares, respectively, purchased under the ESPP. The number of shares available for purchase at December 31, 2006 was 1,650,413. Beginning with the December 1, 2006 ESPP offering period, the price for shares purchased under the ESPP will be changed to 95% of the fair market price at the end of the offering period without a look back feature. As a result, we no longer need to recognize compensation cost for our ESPP shares purchased beginning with the December 1, 2006 offering period and will, therefore, no longer have disclosure relative to our weighted average assumptions associated with determining the fair value stock option expense in our consolidated financial statements on a prospective basis relative to new offering periods.

The fair value of the ESPP offerings is estimated on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the following table for the respective periods. Expected volatility was calculated utilizing daily historical volatility over a period that equates to the expected life of the option. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of grant. The expected life equates to the 6-month offering period over which employees accumulate payroll deductions to purchase our common stock. Expected dividend yield was not considered in the option pricing model since we do not pay dividends and have no current plans to do so in the future.

	December 2003	May 2004	December 2004	May 2005	December 2005	May 2006
Weighted Average Assumption	Offering	Offering	Offering	Offering	Offering	Offering
Expected volatility	26.5%	24.5%	24.0%	27.5%	26.6%	20.1%
Risk-free interest rate	2.85%	3.36%	3.41%	3.96%	4.04%	4.75%
Expected dividend yield	None	None	None	None	None	None
Expected life of the option	6 months	6 months	6 months	6 months	6 months	6 months

The weighted average fair value for the ESPP options was $7.68, $9.00, $6.07, $6.02, $8.70 and $7.20 for the December 2003, May 2004, December 2004, May 2005, December 2005 and May 2006 offerings, respectively.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

As of December 31, 2006, unrecognized compensation cost related to the unvested portion of our Employee Stock-Based Awards was $28,983 and is expected to be recognized over a weighted-average period of 3.7 years.

We generally issue shares for the exercises of stock options, issuance of restricted stock and issuance of shares under our ESPP from unissued reserved shares.

o.     Income Taxes

We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax and financial reporting basis of assets and liabilities and for loss and credit carryforwards. Valuation allowances are provided when recovery of deferred tax assets is not considered more likely than not.

p.     Income Per Share—Basic and Diluted

In accordance with SFAS No. 128, “Earnings per Share,” basic net income per common share is calculated by dividing net income by the weighted average number of common shares outstanding. The calculation of diluted net income per share is consistent with that of basic net income per share but gives effect to all potential common shares (that is, securities such as options, warrants or convertible securities) that were outstanding during the period, unless the effect is antidilutive. Potential common shares, substantially attributable to stock options, included in the calculation of diluted net income per share totaled 3,139,247, 2,116,623 and 2,347,203 shares for the years ended December 31, 2004, 2005 and 2006, respectively. Potential common shares of 136,568, 961,407 and 725,398 for the years ended December 31, 2004, 2005 and 2006, respectively, have been excluded from the calculation of diluted net income per share, as their effects are antidilutive.

q.     New Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), an interpretation of SFAS No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

The evaluation of a tax position in accordance with FIN 48 is a two-step process. The first step is a recognition process whereby the company determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The second step is a measurement process whereby a tax position that meets the more likely than not recognition threshold is calculated to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

The provisions of FIN 48 are effective January 1, 2007. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. The cumulative effect of applying the provisions of FIN 48 should be reported as an adjustment to the opening balance of retained earnings for that fiscal year. We are in the process of evaluating the effect of FIN 48 on our consolidated results of operations and financial position.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles in the United States and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, and is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We do not expect the adoption of SFAS No. 157 to have a material impact on our financial position or results of operations.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements,” which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006. We have completed our analysis related to the implementation of SAB 108 and have concluded it has no effect on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are in the process of evaluating the effect of SFAS No. 159 on our consolidated results of operations and financial position.

r.      Rollforward of Allowance for Doubtful Accounts and Credit Memo Reserves

Year Ended December 31,	Balance at Beginning of the Year	Charged to Revenue	Charged to Expense	Other Additions(1)	Deductions(2)	Balance at End of the Year
2004	$20,922	$17,858	$(4,569)	$4,397	$(24,722)	$13,886
2005	13,886	21,124	4,402	67	(24,957)	14,522
2006	14,522	23,147	2,836	596	(25,944)	15,157

(1)          Primarily consists of recoveries of previously written-off accounts receivable, allowances of businesses acquired and the impact associated with currency translation adjustments.

(2)          Primarily consists of the write-off of accounts receivable and adjustments to allowances of businesses acquired.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

s.      Accumulated Other Comprehensive Items, Net

Accumulated other comprehensive items, net consists of the following:

	December 31,
	2005	2006
Foreign currency translation adjustments	$18,259	$32,918
Market value adjustments for hedging contracts, net of tax	(213)	(170)
Market value adjustments for securities, net of tax	638	1,046
	$18,684	$33,794

t.     Concentrations of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. We have no significant concentrations of credit risk as of December 31, 2006.

u.     Available-for-sale Securities

We have one trust that holds marketable securities. Marketable securities are classified as available-for-sale, as defined by SFAS No. 115, “Accounting for Certain Investments and Debt and Equity Securities.” As of December 31, 2005 and 2006, the fair value of the money market and mutual funds included in this trust amounted to $5,917 and $7,414, respectively, included in prepaid expenses and other in the accompanying consolidated balance sheets. Included in other (income) expense, net in the accompanying consolidated statements of operations were net realized gains of $208, $127 and $336 for the years ended December 31, 2004, 2005 and 2006, respectively. Unrealized gains and losses are reported as a component of accumulated other comprehensive items, net in the accompanying consolidated statement of stockholder’s equity.

3. Derivative Instruments and Hedging Activities

We previously entered into two interest rate swap agreements, which were derivatives as defined by SFAS No. 133 and designated as cash flow hedges. These swap agreements hedge interest rate risk on certain amounts of our term loan. Both of these swap agreements expired in the first quarter of 2006. As a result of the foregoing, for the years ended December 31, 2004, 2005 and 2006, we recorded additional interest expense of $8,460, $3,952 and $127 resulting from interest rate swap payments. We entered into a third interest rate swap agreement, which was designated as a cash flow hedge. This swap agreement hedged interest rate risk on certain amounts of our variable operating lease commitments. This swap expired in March 2005. The total impact of marking to market the fair market value of the derivative liability and cash payments associated with this interest rate swap agreement resulted in our recording additional interest expense of $1,246 and interest income of $6 for the years ended December 31, 2004 and 2005, respectively.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

3. Derivative Instruments and Hedging Activities (Continued)

In connection with certain real estate loans, we swapped $97,000 of floating rate debt to fixed rate debt. Since the time we entered into the swap agreement, interest rates have fallen. As a result, the estimated cost to terminate these swaps (fair value of derivative liability) would be $2,458 and $760 at December 31, 2005 and 2006, respectively, included in the accompanying consolidated balance sheets. As a result of the repayment of the real estate term loans in the third quarter of 2004, we began marking to market the fair value of the derivative liability through earnings. The total impact of marking to market the fair market value of the derivative liability and cash payments associated with the interest rate swap agreement resulted in our recording interest expense of $11,565, interest income of $1,698 and interest income of $646 for the years ended December 31, 2004, 2005 and 2006, respectively.

In July 2003, we provided the initial financing totaling 190,459 British pounds sterling to IME for all of the consideration associated with the acquisition of the European information management services business of Hays plc (“Hays IMS”) using cash on hand and borrowings under our revolving credit facility. In March 2004, IME repaid 135,000 British pounds sterling with proceeds from their new credit agreement. We recorded a foreign currency gain of $11,866 in other (income) expense, net for this intercompany balance in the first quarter of 2004. In order to minimize the foreign currency risk associated with providing IME with the consideration necessary for the acquisition of the European operations of Hays IMS, we borrowed 80,000 British pounds sterling under our revolving credit facility to create a natural hedge. In the first quarter of 2004, these borrowings were repaid and we recorded a foreign currency loss of $2,995 on the translation of this revolving credit balance to U.S. dollars in other (income) expense, net.

In addition, on July 16, 2003, we entered into two cross currency swaps with a combined notional value of 100,000 British pounds sterling. We settled these swaps in March 2004 by paying our counter parties a total of $27,714 representing the fair market value of the derivative and the associated swap costs, of which $18,978 was accrued for as of December 31, 2003. In the first quarter of 2004, we recorded a foreign currency loss for this swap of $8,736 in other (income) expense, net in the accompanying consolidated statement of operations. Upon cash payment, we received $162,800 in exchange for 100,000 British pounds sterling. We did not designate these swaps as hedges and, therefore, all mark to market fluctuations of the swaps were recorded in other (income) expense, net in our consolidated statements of operations from inception to cash payment of the swaps.

In April 2004, IME entered into two floating for fixed interest rate swap contracts, each with a notional value of 50,000 British pounds sterling and a duration of two years, which were designated as cash flow hedges. These swap agreements hedged interest rate risk on IME’s 100,000 British pounds sterling term loan facility. Both of these swap agreements expired in the second quarter of 2006. We have recorded, in the accompanying consolidated balance sheet, the fair value of the derivative liability, a deferred tax asset and a corresponding charge to accumulated other comprehensive items of $207 (recorded in accrued expenses), $68 and $139, respectively, as of December 31, 2005. For the years ended December 31, 2004, 2005 and 2006, we recorded additional interest expense of $202, $32 and $184 resulting from interest rate swap cash payments.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

3. Derivative Instruments and Hedging Activities (Continued)

In June 2006, IME entered into a floating for fixed interest rate swap contract with a notional value of 75,000 British pounds sterling, which will expire on March 2008 and was designated as a cash flow hedge. This swap agreement hedges interest rate risk on IME’s British pounds multi-currency term loan facility. The notional value of the swap will decline to 60,000 British pounds sterling in March 2007 to match the remaining term loan amount outstanding as of that date. We have recorded, in the accompanying consolidated balance sheet, the fair value of the derivative liability, a deferred tax asset and a corresponding charge to accumulated other comprehensive items of $364 ($273 recorded in accrued expenses and $91 recorded in other long-term liabilities), $109 and $255, respectively, as of December 31, 2006. For the year ended December 31, 2006, we recorded additional interest expense of $124 resulting from interest rate swap cash payments.

In September 2006, we entered into a forward contract program to exchange U.S. dollars for 55,000 in Australian dollars (“AUD”) and 20,200 in New Zealand dollars (“NZD”) to hedge our intercompany exposure in these countries. These forward contracts settle on a monthly basis, at which time we enter into new forward contracts for the same underlying AUD and NZD amounts, to continue to hedge movements in AUD and NZD against the U.S. dollar. At the time of settlement, we either pay or receive the net settlement amount from the forward contract and recognize this amount in other expense (income), net in the accompanying statement of operations as a realized foreign exchange gain or loss. We have not designated these forward contracts as hedges. We recorded a realized loss of $3,179 for the year ended December 31, 2006. At the end of each month, we mark the outstanding forward contracts to market and record an unrealized foreign exchange gain or loss for the mark-to-market valuation. For the year ended December 31, 2006, we recorded an unrealized foreign exchange loss of $303 in other expense (income), net in the accompanying statement of operations.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

4. Debt

Long-term debt consists of the following:

	December 31,
	2005	2006
IMI Revolving Credit Facility	$216,396	$170,472
IMI Term Loan Facility	345,500	312,000
IME Revolving Credit Facility	84,262	77,819
IME Term Loan Facility	177,450	189,005
8 1/4% Senior Subordinated Notes due 2011 (the “8 1/4% notes”)	149,760	71,789
8 5/8% Senior Subordinated Notes due 2013 (the “8 5/8% notes”)	481,032	448,001
7 1/4% GBP Senior Subordinated Notes due 2014 (the “7 1/4% notes”)	258,120	293,865
7 3/4% Senior Subordinated Notes due 2015 (the “7 3/4% notes”)	439,506	438,594
6 5/8% Senior Subordinated Notes due 2016 (the “6 5/8% notes”)	315,059	315,553
8 3/4% Senior Subordinated Notes due 2018 (the “8 3/4% notes”)	—	200,000
8% Senior Subordinated Notes due 2018 (the “8% notes”)	—	49,663
6 3/4% Euro Senior Subordinated Notes due 2018 (the “6 3/4% notes”)	—	39,429
Real Estate Mortgages	4,707	4,081
Seller Notes	9,398	8,757
Other(1)	48,241	49,788
Total Long-term Debt	2,529,431	2,668,816
Less Current Portion	(25,905)	(63,105)
Long-term Debt, Net of Current Portion	$2,503,526	$2,605,711

(1)          Includes capital lease obligations of $31,936 and $41,384 as of December 31, 2005 and 2006, respectively.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

4. Debt (Continued)

a.      Revolving Credit Facility and Term Loans

In March 2004, IME and certain of its subsidiaries entered into a credit agreement (the “IME Credit Agreement”) with a syndicate of European lenders. The IME Credit Agreement provides for maximum borrowing availability in the principal amount of 200,000 British pounds sterling, including a 100,000 British pounds sterling revolving credit facility (the “IME revolving credit facility”), which includes the ability to borrow in certain other foreign currencies and a 100,000 British pounds sterling term loan (the “IME term loan facility”). The IME revolving credit facility matures on March 5, 2009. The IME term loan facility is payable in three installments; two installments of 20,000 British pounds sterling on March 5, 2007 and 2008, respectively, and the final payment of the remaining balance on March 5, 2009. The interest rate on borrowings under the IME Credit Agreement varies depending on IME’s choice of currency options and interest rate period, plus an applicable margin. The IME Credit Agreement includes various financial covenants applicable to the results of IME, which may restrict IME’s ability to incur indebtedness under the IME Credit Agreement and from third parties, as well as limit IME’s ability to pay dividends to us. Most of IME’s non-dormant subsidiaries have either guaranteed the obligations or have their shares pledged to secure IME’s obligations under the IME Credit Agreement. We have not guaranteed or otherwise provided security for the IME Credit Agreement nor have any of our U.S., Canadian, Asia Pacific, Mexican or South American subsidiaries. Our consolidated balance sheet as of December 31, 2006 included 77,000 British pounds sterling and 94,725 Euro of borrowings (totaling $266,824) under the IME Credit Agreement; we also had various outstanding letters of credit totaling 1,686 British pounds sterling ($3,202). The remaining availability, based on IME’s current leverage ratio which is calculated based on current earnings before interest, taxes, depreciation and amortization (“EBITDA”) and current external debt, under the IME revolving credit facility on October 31, 2006, was approximately 59,000 British pounds sterling ($112,100). The interest rates in effect under the IME revolving credit facility ranged from 4.4% to 6.2% as of October 31, 2006. For the years ended December 31, 2004, 2005 and 2006, we recorded commitment fees of $396, $806 and $477, respectively, based on 0.9% (for 2004 and 2005) and 0.6% (for 2006) of unused balances under the IME revolving credit facility.

On April 2, 2004 and subsequently on July 8, 2004, we entered into a new amended and restated revolving credit facility and term loan facility (the “IMI Credit Agreement”) to replace our prior credit agreement and to reflect more favorable pricing of our term loans. The IMI Credit Agreement had an aggregate principal amount of $550,000 and was comprised of a $350,000 revolving credit facility (the “IMI revolving credit facility”), which included the ability to borrow in certain foreign currencies, and a $200,000 term loan facility (the “IMI term loan facility”). The IMI revolving credit facility matures on April 2, 2009. With respect to the IMI term loan facility, quarterly loan payments of $500 began in the third quarter of 2004 and will continue through maturity on April 2, 2011, at which time the remaining outstanding principal balance of the IMI term loan facility is due. In November 2004, we entered into an additional $150,000 of term loans as permitted under our IMI Credit Agreement. The new term loans will mature at the same time as our current IMI term loan facility with quarterly loan payments of $375 that began in the first quarter of 2005. On October 31, 2005, we entered into the second amendment to the IMI Credit Agreement, increasing availability under the revolving credit facility from $350,000 to $400,000. As a result, the IMI Credit Agreement had an aggregate maximum principal amount of

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

4. Debt (Continued)

$750,000 as of December 31, 2006. The interest rate on borrowings under the IMI Credit Agreement varies depending on our choice of interest rate and currency options, plus an applicable margin. All intercompany notes and the capital stock of most of our U.S. subsidiaries are pledged to secure the IMI Credit Agreement. As of December 31, 2005, we had $216,396 of borrowings under our IMI revolving credit facility, of which $9,000 was denominated in U.S. dollars and the remaining balance was denominated in Canadian dollars (“CAD”) (CAD 168,328) and in AUD 86,250; we also had various outstanding letters of credit totaling $23,974. As of December 31, 2006, we had $170,472 of borrowings under our IMI revolving credit facility, of which $4,000 was denominated in U.S. dollars and the remaining balance was denominated in CAD 194,000; we also had various outstanding letters of credit totaling $26,980. The remaining availability, based on Iron Mountain’s current leverage ratio which is calculated based on current EBITDA and current external debt, under the IMI revolving credit facility on December 31, 2006, was $113,775. The interest rate in effect under the IMI revolving credit facility and IMI term loan facility ranged from 6.0% to 9.0% and 7.0% to 7.2%, respectively, as of December 31, 2006. For the years ended December 31, 2004, 2005 and 2006, we recorded commitment fees of $1,112, $846 and $558, respectively, based on 0.5% (for 2004 and 2005) and 0.4% (for 2006) of unused balances under the IMI revolving credit facility.

The IME Credit Agreement, IMI Credit Agreement, our indentures and other agreements governing our indebtedness contain certain restrictive financial and operating covenants, including covenants that restrict our ability to complete acquisitions, pay cash dividends, incur indebtedness, make investments, sell assets and take certain other corporate actions. The covenants do not contain a rating trigger. Therefore, a change in our debt rating would not trigger a default under the IME Credit Agreement, IMI Credit Agreement and our indentures and other agreements governing our indebtedness. We were in compliance with all debt covenants in material agreements as of December 31, 2006.

b.     Notes Issued under Indentures

As of December 31, 2006, we have eight series of senior subordinated notes issued under various indentures, that are obligations of the parent company, Iron Mountain Incorporated and are subordinated to debt outstanding under the IMI Credit Agreement:

•       $71,881 principal amount of notes maturing on July 1, 2011 and bearing interest at a rate of 8 1/4% per annum, payable semi-annually in arrears on January 1 and July 1;

•       $447,874 principal amount of notes maturing on April 1, 2013 and bearing interest at a rate of 8 5/8% per annum, payable semi-annually in arrears on April 1 and October 1;

•       150,000 British pounds sterling principal amount of notes maturing on April 15, 2014 and bearing interest at a rate of 7 1/4% per annum, payable semi-annually in arrears on April 15 and October 15 (these notes are listed on the Luxembourg Stock Exchange);

•       $431,255 principal amount of notes maturing on January 15, 2015 and bearing interest at a rate of 7 3/4% per annum, payable semi-annually in arrears on January 15 and July 15;

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

4. Debt (Continued)

•       $320,000 principal amount of notes maturing on January 1, 2016 and bearing interest at a rate of 6 5/8% per annum, payable semi-annually in arrears on January 1 and July 1;

•       $200,000 principal amount of notes maturing on July 15, 2018 and bearing interest at a rate of 8 3/4% per annum, payable semi-annually in arrears on January 15 and July 15;

•       $50,000 principal amount of notes maturing on October 15, 2018 and bearing interest at a rate of 8% per annum, payable semi-annually in arrears on April 15 and October 15; and

•       $30,000 Euro principal amount of notes maturing on October 15, 2018 and bearing interest at a rate of 6 3/4% per annum, payable semi-annually in arrears on April 15 and October 15.

The senior subordinated notes are fully and unconditionally guaranteed, on a senior subordinated basis, by substantially all of our direct and indirect 100% owned U.S. subsidiaries (the “Guarantors”). These guarantees are joint and several obligations of the Guarantors. The remainder of our subsidiaries do not guarantee the senior subordinated notes.

In July 2006, we completed an underwritten public offering of $200,000 in aggregate principal amount of our 8 3/4% notes, which were issued at par. Our net proceeds of $196,608, after paying the underwriters’ discounts, commissions and transaction fees, were used to (a) fund our offer to purchase and consent solicitation of $78,119 in aggregate principal amount of our outstanding 8 1/4% notes, (b) fund our purchase in the open market of $33,000 in aggregate principal amount of our 8 5/8% notes and (c) repay borrowings under our revolving credit facility. As a result, we recorded a charge to other expense (income), net of $2,779 in the third quarter of 2006 related to the early extinguishment of the 8 1/4% and 8 5/8% notes, which consists of tender premiums and transaction costs, deferred financing costs, as well as original issue discounts and premiums related to the 8 1/4% and 8 5/8% notes.

In October 2006, we issued, in a private placement, $50,000 in aggregate principal amount of our 8% notes, which were issued at a price of 99.3% of par; and 30,000 Euro in aggregate principal amount of our 6 3/4% notes, which were issued at a price of 99.5% of par. Our net proceeds of $85,492, after sales commission, were used to repay outstanding indebtedness under the IMI term loan and IME revolving credit facilities.

Each of the indentures for the notes provides that we may redeem the outstanding notes, in whole or in part, upon satisfaction of certain terms and conditions. In any redemption, we are also required to pay all accrued but unpaid interest on the outstanding notes.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

4. Debt (Continued)

The following table presents the various redemption dates and prices of the senior subordinated notes. The redemption dates reflect the date at or after which the notes may be redeemed at our option at a premium redemption price. After these dates, the notes may be redeemed at 100% of face value:

Redemption Date	8 1/4% notes July 15,	8 5/8% notes April 1,	7 1/4% notes April 15,	7 3/4% notes January 15,	6 5/8% notes July 1,	8 3/4% notes July 15,	8% notes October 15,	6 3/4% notes October 15,
2006	101.375%	104.313%	—	—	—	—	—	—
2007	—	102.875%	—	—	—	—	—	—
2008	—	101.438%	—	103.875%	103.313%	—	—	—
2009	—	—	103.625%	102.583%	102.208%	—	—	—
2010	—	—	102.417%	101.292%	101.104%	—	—	—
2011	—	—	101.208%	—	—	104.375%	104.000%	103.375%
2012	—	—	—	—	—	102.917%	102.667%	102.250%
2013	—	—	—	—	—	101.458%	101.333%	101.125%

Prior to April 15, 2009, the 7 1/4% notes are redeemable at our option, in whole or in part, at a specified make-whole price. Prior to April 15, 2007, we may under certain conditions redeem a portion of the 7 1/4% notes with the net proceeds of one or more public equity offerings, at a redemption price of 107.25% of the principal amount.

Prior to January 15, 2008, the 7 3/4% notes are redeemable at our option, in whole or in part, at a specified make-whole price.

Prior to July 1, 2008, the 6 5/8% notes are redeemable at our option, in whole or in part, at a specified make-whole price.

Prior to July 15, 2011, the 8 3/4% notes are redeemable at our option, in whole or in part, at a specified make-whole price. Prior to July 15, 2009, we may under certain conditions redeem a portion of the 8 3/4% notes with the net proceeds of one or more public equity offerings, at a redemption price of 108.750% of the principal amount.

Prior to October 15, 2011, the 8% notes and 6 3/4% notes are redeemable at our option, in whole or in part, at a specified make-whole price.

Each of the indentures for the notes provides that we must repurchase, at the option of the holders, the notes at 101% of their principal amount, plus accrued and unpaid interest, upon the occurrence of a “Change of Control,” which is defined in each respective indenture. Except for required repurchases upon the occurrence of a Change of Control or in the event of certain asset sales, each as described in the respective indenture, we are not required to make sinking fund or redemption payments with respect to any of the notes.

Our indentures and other agreements governing our indebtedness contain certain restrictive financial and operating covenants including covenants that restrict our ability to complete acquisitions, pay cash dividends, incur indebtedness, make investments, sell assets and take certain other corporate actions. The

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

4. Debt (Continued)

covenants do not contain a rating trigger. Therefore, a change in our debt rating would not trigger a default under our indentures and other agreements governing our indebtedness. As of December 31, 2006, we were in compliance with all debt covenants in material agreements.

c.      Real Estate Mortgages

In connection with the purchase of real estate and acquisitions, we assumed several mortgages on real property. The mortgages bear interest at rates ranging from 2.8% to 8.3% and are payable in various installments through 2023.

d.     Seller Notes

In connection with the merger with Pierce Leahy in 2000, we assumed debt related to certain existing notes as a result of acquisitions which Pierce Leahy completed in 1999. The notes bear interest at a rate of 4.75% per year. The outstanding balance of 4,470 British pounds sterling ($8,757) on these notes at December 31, 2006 is due on demand through 2009 and is classified as a current portion of long-term debt.

e.      Other

Other long-term debt includes various notes, capital leases and other obligations assumed by us as a result of certain acquisitions and other agreements. The outstanding balance of $49,788 on these notes at December 31, 2006 have a weighted average interest rate of 9.1%.

Maturities of long-term debt, excluding (premiums) discounts, net, are as follows:

Year	Amount
2007	$63,105
2008	50,335
2009	368,520
2010	5,153
2011	375,704
Thereafter	1,803,590
$2,666,407

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

4. Debt (Continued)

We have estimated the following fair values for our long-term debt as of December 31:

	2005		2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
IMI Revolving Credit Facility(1)	$216,396	$216,396	$170,472	$170,472
IMI Term Loan Facility(1)	345,500	345,500	312,000	312,000
IME Revolving Credit Facility(1)	84,262	84,262	77,819	77,819
IME Term Loan Facility(1)	177,450	177,450	189,005	189,005
8 1/4% notes(2)	149,760	151,500	71,789	72,240
8 5/8% notes(2)	481,032	502,513	448,001	461,310
7 1/4% notes(2)	258,120	250,376	293,865	287,988
7 3/4% notes(2)	439,506	435,568	438,594	438,802
6 5/8% notes(2)	315,059	299,200	315,553	305,600
8 3/4% notes(2)	—	—	200,000	212,500
8% notes(2)	—	—	49,663	50,000
6 3/4% notes(2)	—	—	39,429	39,609
Real Estate Mortgages(1)	4,707	4,707	4,081	4,081
Seller Notes(1)	9,398	9,398	8,757	8,757
Other(1)	48,241	48,241	49,788	49,788

(1)          The fair value of this long-term debt either approximates the carrying value (as borrowings under these debt instruments are based on current variable market interest rates as of December 31, 2005 and 2006) or it is impracticable to estimate the fair value due to the nature of such long-term debt.

(2)          The fair values of these debt instruments is based on quoted market prices for these notes on December 31, 2005 and 2006.

5. Selected Consolidated Financial Statements of Parent, Canada Company, Guarantors and Non-Guarantors

On March 15, 2007, our Canadian subsidiary, Iron Mountain Nova Scotia Funding Company, which was subsequently party to an amalgamation under which Iron Mountain Canada Corporation (“Canada Company”) was the continuing company, issued, in a private placement, 175,000 CAD in aggregate principal amount of its 7 1/2% CAD Senior Subordinated Notes due 2017 (the “Subsidiary Notes”), which were issued at par. The net proceeds were $146,760, after sales commissions.

The following data summarizes the consolidating Company on the equity method of accounting as of December 31, 2005 and 2006 and for the years ended December 31, 2004, 2005 and 2006. All of the Company’s senior subordinated notes (excluding the Subsidiary Notes) were issued by the Parent (Iron Mountain Incorporated) and are referred to as the “Parent Notes.”

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

5. Selected Consolidated Financial Statements of Parent, Canada Company, Guarantors and Non-Guarantors (Continued)

The Parent Notes and the Subsidiary Notes are guaranteed by the subsidiaries referred to below as the “Guarantors.” These subsidiaries are 100% owned by the Parent. The guarantees are full and unconditional, as well as joint and several.

Additionally, the Parent guarantees the Subsidiary Notes. Canada Company does not guarantee the Parent Notes. The other subsidiaries that do not guarantee the Parent Notes or the Subsidiary Notes are referred to below as the “Non-Guarantors.”

	December 31, 2005
	Parent	Guarantors	Canada Company	Non- Guarantors	Eliminations	Consolidated
Assets
Current Assets:
Cash and Cash Equivalents	$—	$10,658	$2,517	$40,238	$—	$53,413
Accounts Receivable	—	290,546	23,687	94,331	—	408,564
Intercompany Receivable	868,392	—	—	—	(868,392)	—
Other Current Assets	48	61,531	2,822	28,252	(462)	92,191
Total Current Assets	868,440	362,735	29,026	162,821	(868,854)	554,168
Property, Plant and Equipment, Net	—	1,225,580	130,869	424,817	—	1,781,266
Other Assets, Net:
Long-term Notes Receivable from Affiliates and Intercompany Receivable	2,047,694	11,069	—	—	(2,058,763)	—
Investment in Subsidiaries	542,022	252,532	—	—	(794,554)	—
Goodwill, Net	—	1,482,537	173,566	472,797	9,741	2,138,641
Other	26,780	130,012	8,945	126,749	(421)	292,065
Total Other Assets, Net	2,616,496	1,876,150	182,511	599,546	(2,843,997)	2,430,706
Total Assets	$3,484,936	$3,464,465	$342,406	$1,187,184	$(3,712,851)	$4,766,140
Liabilities and Stockholders’ Equity
Intercompany Payable	$—	$249,173	$141,141	$478,078	$(868,392)	$—
Current Portion of Long-term Debt	3,841	7,613	381	14,070	—	25,905
Total Other Current Liabilities	48,229	390,101	17,863	110,360	(462)	566,091
Long-term Debt, Net of Current Portion	2,057,884	10,816	145,283	289,543	—	2,503,526
Long-term Notes Payable to Affiliates and Intercompany Payable	1,000	2,047,694	—	10,069	(2,058,763)	—
Other Long-term Liabilities	3,853	233,805	22,937	34,448	(421)	294,622
Commitments and Contingencies
Minority Interests	—	—	—	2,389	3,478	5,867
Stockholders’ Equity	1,370,129	525,263	14,801	248,227	(788,291)	1,370,129
Total Liabilities and Stockholders’ Equity	$3,484,936	$3,464,465	$342,406	$1,187,184	$(3,712,851)	$4,766,140

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

5. Selected Consolidated Financial Statements of Parent, Canada Company, Guarantors and Non-Guarantors (Continued)

	December 31, 2006
	Parent	Guarantors	Canada Company	Non- Guarantors	Eliminations	Consolidated
Assets
Current Assets:
Cash and Cash Equivalents	$—	$16,354	$762	$28,253	$—	$45,369
Accounts Receivable	—	320,084	27,487	125,795	—	473,366
Intercompany Receivable	867,764	—	—	—	(867,764)	—
Other Current Assets	48	104,118	3,125	54,153	(458)	160,986
Total Current Assets	867,812	440,556	31,374	208,201	(868,222)	679,721
Property, Plant and Equipment, Net	—	1,362,891	149,653	502,691	—	2,015,235
Other Assets, Net:
Long-term Notes Receivable from Affiliates and Intercompany Receivable	1,795,790	10,962	—	—	(1,806,752)	—
Investment in Subsidiaries	1,095,821	797,014	—	—	(1,892,835)	—
Goodwill, Net	—	1,474,120	173,247	517,762	—	2,165,129
Other	26,451	142,382	9,233	172,406	(1,036)	349,436
Total Other Assets, Net	2,918,062	2,424,478	182,480	690,168	(3,700,623)	2,514,565
Total Assets	$3,785,874	$4,227,925	$363,507	$1,401,060	$(4,568,845)	$5,209,521
Liabilities and Stockholders’ Equity
Intercompany Payable	$—	$642,376	$111,226	$114,162	$(867,764)	$—
Current Portion of Long-term Debt	4,260	6,458	415	51,972	—	63,105
Total Other Current Liabilities	53,980	366,192	31,358	124,470	(458)	575,542
Long-term Debt, Net of Current Portion	2,169,508	17,115	166,917	252,171	—	2,605,711
Long-term Notes Payable to Affiliates and Intercompany Payable	1,000	1,795,790	—	9,962	(1,806,752)	—
Other Long-term Liabilities	3,853	323,986	23,264	56,533	(1,036)	406,600
Commitments and Contingencies
Minority Interests	—	—	—	5,290	—	5,290
Stockholders’ Equity	1,553,273	1,076,008	30,327	786,500	(1,892,835)	1,553,273
Total Liabilities and Stockholders’ Equity	$3,785,874	$4,227,925	$363,507	$1,401,060	$(4,568,845)	$5,209,521

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

5. Selected Consolidated Financial Statements of Parent, Canada Company, Guarantors and Non-Guarantors (Continued)

	Year Ended December 31, 2004
	Parent	Guarantors	Canada Company	Non- Guarantors	Eliminations	Consolidated
Revenues:
Storage	$—	$774,945	$50,975	$217,446	$—	$1,043,366
Service and Storage Material Sales	—	552,405	50,517	171,301	—	774,223
Total Revenues	—	1,327,350	101,492	388,747	—	1,817,589
Operating Expenses:
Cost of Sales (Excluding Depreciation and Amortization)	—	586,437	52,492	184,970	—	823,899
Selling, General and Administrative	460	362,635	18,693	104,458	—	486,246
Depreciation and Amortization	36	123,098	6,331	34,164	—	163,629
(Gain) Loss on Disposal/Writedown of Property, Plant and Equipment, Net	—	(861)	(11)	191	—	(681)
Total Operating Expenses	496	1,071,309	77,505	323,783	—	1,473,093
Operating (Loss) Income	(496)	256,041	23,987	64,964	—	344,496
Interest Expense (Income), Net	150,476	(29,598)	5,066	59,805	—	185,749
Other Expense (Income), Net	22,397	(34,934)	2,394	2,155	—	(7,988)
(Loss) Income Before Provision for Income Taxes and Minority Interest	(173,369)	320,573	16,527	3,004	—	166,735
Provision for Income Taxes	—	60,376	7,190	2,008	—	69,574
Equity in the Earnings of Subsidiaries, Net of Tax	(267,560)	(6,812)	—	—	274,372	—
Minority Interest in Earnings of Subsidiaries, Net	—	—	(85)	3,055	—	2,970
Net Income	$94,191	$267,009	$9,422	$(2,059)	$(274,372)	$94,191

	Year Ended December 31, 2005
	Parent	Guarantors	Canada Company	Non- Guarantors	Eliminations	Consolidated
Revenues:
Storage	$—	$862,961	$60,957	$257,633	$—	$1,181,551
Service and Storage Material Sales	—	642,659	65,836	188,109	—	896,604
Total Revenues	—	1,505,620	126,793	445,742	—	2,078,155
Operating Expenses:
Cost of Sales (Excluding Depreciation and Amortization)	—	662,485	67,031	208,723	—	938,239
Selling, General and Administrative	187	432,588	20,777	116,143	—	569,695
Depreciation and Amortization	70	134,509	8,165	44,178	—	186,922
Loss (Gain) on Disposal/Writedown of Property, Plant and Equipment, Net	—	416	22	(3,923)	—	(3,485)
Total Operating Expenses	257	1,229,998	95,995	365,121	—	1,691,371
Operating (Loss) Income	(257)	275,622	30,798	80,621	—	386,784
Interest Expense (Income), Net	156,057	(33,325)	8,931	51,921	—	183,584
Other (Income) Expense, Net	(32,420)	36,956	—	1,646	—	6,182
(Loss) Income Before Provision for Income Taxes and Minority Interest	(123,894)	271,991	21,867	27,054	—	197,018
Provision for Income Taxes	—	64,075	9,589	7,820	—	81,484
Equity in the Earnings of Subsidiaries, Net of Tax	(234,993)	(28,586)	—	—	263,579	—
Minority Interest in Earnings of Subsidiaries, Net	—	—	(496)	2,180	—	1,684
Income Before Cumulative Effect of Changes in Accounting Principle, Net of Tax Benefit	111,099	236,502	12,774	17,054	(263,579)	113,850
Cumulative Effect of Changes in Accounting Principle, Net of Tax Benefit	—	(2,215)	—	(536)	—	(2,751)
Net Income	$111,099	$234,287	$12,774	$16,518	$(263,579)	$111,099

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

5. Selected Consolidated Financial Statements of Parent, Canada Company, Guarantors and Non-Guarantors (Continued)

	Year Ended December 31, 2006
	Parent	Guarantors	Canada Company	Non- Guarantors	Eliminations	Consolidated
Revenues:
Storage	$—	$960,421	$71,993	$294,755	$—	$1,327,169
Service and Storage Material Sales	—	689,444	77,111	256,618	—	1,023,173
Total Revenues	—	1,649,865	149,104	551,373	—	2,350,342
Operating Expenses:
Cost of Sales (Excluding Depreciation and Amortization)	—	718,154	77,169	278,945	—	1,074,268
Selling, General and Administrative	(47)	497,524	25,424	147,173	—	670,074
Depreciation and Amortization	79	142,746	9,784	55,764	—	208,373
Loss (Gain) on Disposal/Writedown of Property, Plant and Equipment, Net	—	704	166	(10,430)	—	(9,560)
Total Operating Expenses	32	1,359,128	112,543	471,452	—	1,943,155
Operating (Loss) Income	(32)	290,737	36,561	79,921	—	407,187
Interest Expense (Income), Net	167,668	(34,689)	12,768	49,211	—	194,958
Other Expense (Income), Net	45,253	(42,626)	(13)	(14,603)	—	(11,989)
(Loss) Income Before Provision for Income Taxes and Minority Interest	(212,953)	368,052	23,806	45,313	—	224,218
Provision for Income Taxes	—	75,407	8,418	9,970	—	93,795
Equity in the Earnings ofSubsidiaries, Net of Tax	(341,816)	(46,918)	—	—	388,734	—
Minority Interest in Earnings of Subsidiaries, Net	—	—	(586)	2,146	—	1,560
Net Income	$128,863	$339,563	$15,974	$33,197	$(388,734)	$128,863

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
 (In thousands, except share and per share data)

5. Selected Consolidated Financial Statements of Parent, Canada Company, Guarantors and Non-Guarantors (Continued)

	Year Ended December 31, 2004
	Parent	Guarantors	Canada Company	Non- Guarantors	Eliminations	Consolidated
Cash Flows from Operating Activities	$(176,437)	$426,230	$17,324	$38,247	$—	$305,364
Cash Flows from Investing Activities:
Capital expenditures	—	(162,032)	(12,869)	(57,065)	—	(231,966)
Cash paid for acquisitions, net of cash acquired	—	(163,828)	(34,596)	(185,914)	—	(384,338)
Intercompany loans to subsidiaries	44,240	28,501	—	—	(72,741)	—
Investment in subsidiaries	(111,988)	(111,988)	—	—	223,976	—
Investment in joint ventures	—	(858)	—	—	—	(858)
Additions to customer relationship and acquisition costs	—	(10,050)	(527)	(1,895)	—	(12,472)
Proceeds from sales of property and equipment and other, net	—	3,053	11	47	—	3,111
Cash Flows from Investing Activities	(67,748)	(417,202)	(47,981)	(244,827)	151,235	(626,523)
Cash Flows from Financing Activities:
Repayment of debt and term loans	(706,149)	(117,246)	(84,566)	(177,052)	—	(1,085,013)
Proceeds from debt and term loans	668,882	—	186,130	293,263	—	1,148,275
Early retirement of notes	—	—	(20,797)	—	—	(20,797)
Net proceeds from sales of senior subordinated notes	269,427	—	—	—	—	269,427
Debt financing (repayment to) and equity contribution from (distribution to) minority stockholders, net	—	—	—	(41,978)	—	(41,978)
Intercompany loans from parent	—	(47,542)	(53,467)	28,268	72,741	—
Equity contribution from parent	—	111,988	—	111,988	(223,976)	—
Proceeds from exercise of stock options and employee stock purchase plan	18,041	—	—	—	—	18,041
Payment of debt financing and stock issuance costs	(6,016)	—	(6)	(5,364)	—	(11,386)
Cash Flows from Financing Activities	244,185	(52,800)	27,294	209,125	(151,235)	276,569
Effect of exchange rates on cash and cash equivalents	—	—	1,559	290	—	1,849
(Decrease) Increase in cash and cash equivalents	—	(43,772)	(1,804)	2,835	—	(42,741)
Cash and cash equivalents, beginning of period	—	54,793	2,889	17,001	—	74,683
Cash and cash equivalents, end of period	$—	$11,021	$1,085	$19,836	$—	$31,942

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

5. Selected Consolidated Financial Statements of Parent, Canada Company, Guarantors and Non-Guarantors (Continued)

	Year Ended December 31, 2005
	Parent	Guarantors	Canada Company	Non- Guarantors	Eliminations	Consolidated
Cash Flows from Operating Activities
Cash Flows from Investing Activities	$(149,143)	$433,730	$22,034	$70,555	$—	$377,176
Capital expenditures	—	(190,143)	(17,829)	(64,157)	—	(272,129)
Cash paid for acquisitions, net of cash acquired	—	(66,890)	(56)	(111,292)	—	(178,238)
Intercompany loans to subsidiaries	73,702	(107,286)	—	—	33,584	—
Investment in subsidiaries	(15,687)	(15,687)	—	—	31,374	—
Additions to customer relationship and acquisition costs	—	(7,909)	(856)	(4,666)		(13,431)
Proceeds from sales of property and equipment and other, net	—	15,895	4	11,724	—	27,623
Cash Flows from Investing Activities	58,015	(372,020)	(18,737)	(168,391)	64,958	(436,175)
Cash Flows from Financing Activities:
Repayment of debt and term loans	(300,322)	(2,783)	(106,861)	(99,629)	—	(509,595)
Proceeds from debt and term loans	366,352	—	125,350	77,024	—	568,726
Debt financing (repayment to) and equity contribution from (distribution to) minority stockholders, net	—	—	—	(2,399)	—	(2,399)
Intercompany loans from parent	—	(74,977)	(19,239)	127,800	(33,584)	—
Equity contribution from parent	—	15,687	—	15,687	(31,374)	—
Proceeds from exercise of stock options and employee stock purchase plan	25,649	—	—	—	—	25,649
Payment of debt financing and stock issuance costs	(551)	—	—	(381)	—	(932)
Cash Flows from Financing Activities	91,128	(62,073)	(750)	118,102	(64,958)	81,449
Effect of exchange rates on cash and cash equivalents	—	—	(1,115)	136	—	(979)
(Decrease) Increase in cash and cash equivalents	—	(363)	1,432	20,402	—	21,471
Cash and cash equivalents, beginning of period	—	11,021	1,085	19,836	—	31,942
Cash and cash equivalents, end of period	$—	$10,658	$2,517	$40,238	$—	53,413

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

5. Selected Consolidated Financial Statements of Parent, Canada Company, Guarantors and Non-Guarantors (Continued)

	Year Ended December 31, 2006
	Parent	Guarantors	Canada Company	Non- Guarantors	Eliminations	Consolidated
Cash Flows from Operating Activities	$(153,741)	$434,021	$35,437	$58,565	$—	$374,282
Cash Flows from Investing Activities:
Capital expenditures	—	(266,310)	(27,956)	(87,704)	—	(381,970)
Cash paid for acquisitions, net of cash acquired	—	(24,576)	(1,388)	(55,244)	—	(81,208)
Intercompany loans to subsidiaries	76,874	(36,506)	—	—	(40,368)	—
Investment in subsidiaries	(16,800)	(16,800)	—	—	33,600	—
Additions to customer relationship and acquisition costs	—	(9,263)	(516)	(4,472)	—	(14,251)
Investment in joint ventures	—	(2,814)	—	(3,129)	—	(5,943)
Proceeds from sales of property and equipment and other, net	—	257	124	16,277	—	16,658
Cash Flows from Investing Activities	60,074	(356,012)	(29,736)	(134,272)	(6,768)	(466,714)
Cash Flows from Financing Activities:
Repayment of debt and term loans	(571,456)	(10,113)	(5,031)	(68,360)	—	(654,960)
Proceeds from debt and term loans	469,273	—	26,987	47,680	—	543,940
Early retirement of notes	(112,397)	—	—	—	—	(112,397)
Net proceeds from sales of senior subordinated notes	281,984	—	—	—	—	281,984
Debt financing (repayment to) and equity contribution from (distribution to) minority stockholders, net	—	—	—	(2,068)	—	(2,068)
Intercompany loans from parent	—	(79,000)	(29,470)	68,102	40,368	—
Equity contribution from parent	—	16,800		16,800	(33,600)	—
Proceeds from exercise of stock options and employee stock purchase plan	22,245	—	—	—	—	22,245
Excess tax benefits from stock-based compensation	4,387	—	—	—	—	4,387
Payment of debt financing and stock issuance costs	(369)	—	—	(28)	—	(397)
Cash Flows from Financing Activities	93,667	(72,313)	(7,514)	62,126	6,768	82,734
Effect of exchange rates on cash and cash equivalents	—	—	58	1,596	—	1,654
Increase (Decrease) in cash and cash equivalents	—	5,696	(1,755)	(11,985)	—	(8,044)
Cash and cash equivalents, beginning of period	—	10,658	2,517	40,238	—	53,413
Cash and cash equivalents, end of period	$—	$16,354	$762	$28,253	$—	$45,369

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

6. Acquisitions

The acquisitions we consummated in 2004, 2005 and 2006 were accounted for using the purchase method of accounting, and accordingly, the results of operations for each acquisition have been included in our consolidated results from their respective acquisition dates. Cash consideration for the various acquisitions was primarily provided through borrowings under our credit facilities, the proceeds from the sale of senior subordinated notes and cash equivalents on-hand. The significant acquisitions are as follows:

For full access to all future cash flows and greater strategic and financial flexibility, in February 2004, we completed the acquisition of the 49.9% equity interest held by Mentmore plc (“Mentmore”) in IME for total consideration of 82,500 British pounds sterling ($154,000) in cash. Included in this amount is the repayment of all trade and working capital funding owed to Mentmore by IME. Completion of the transaction gave us 100% ownership of IME. This transaction did not have material impact on revenue or operating income since we already fully consolidated IME’s financial results. Using the purchase method of accounting for this acquisition, the net assets of IME were adjusted to reflect 49.9% of the difference between the fair market value and their carrying value on the date of acquisition.

To build upon our mission to protect our customers’ information regardless of format, in November 2004, we acquired Connected Corporation (“Connected”) for total cash consideration of $109,326 (net of cash acquired). Connected’s technology allows for the protection, archiving and recovery of distributed data.

To develop our presence in Asia Pacific, in December 2005, we acquired the Australian and New Zealand operations of Pickfords Records Management for total cash consideration of approximately Australian Dollar 115,000 ($86,276, net of cash acquired).

To extend our leadership role in the protection of our customer’ business data, in December 2005, we acquired full ownership of LiveVault Corporation (“LiveVault”) for cash consideration of $35,798 (net of cash acquired). As of December 31, 2004, we had a minority interest investment in LiveVault with a carrying value of $3,615. LiveVault is a provider of disk-based online server backup and recovery solutions.

A summary of the consideration paid and the allocation of the purchase price of the acquisitions is as follows:

	2004		2005		2006
Cash Paid (gross of cash acquired)	$388,243	(1)	$180,457	(1)	$60,428	(1)
Previous Investment Balance of Businesses Acquired	—		3,615		—
Fair Value of Options Issued	1,245		780		—
Total Consideration	389,488		184,852		60,428
Fair Value of Identifiable Assets Acquired(2)	160,622		85,070		55,474
Liabilities Assumed(3)	(50,006)		(21,876)		(12,364)
Minority Interest	71,535	(4)	8,142	(5)	919	(6)
Total Fair Value of Identifiable Net Assets Acquired	182,151		71,336		44,029
Recorded Goodwill	$207,337		$113,516		$16,399

(1)          Included in cash paid for acquisitions in the consolidated statements of cash flows for the years ended December 31, 2004, 2005 and 2006 is a contingent payment of $5,513, $704 and $21,382, respectively, related to acquisitions made in previous years.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

6. Acquisitions (Continued)

(2)          Consisted primarily of accounts receivable, prepaid expenses and other, land, buildings, racking, leasehold improvements. Additionally, includes core technology of $15,460 and $10,500 for the years ended December 31, 2004 and 2005, respectively, and customer relationship assets of $64,064, $70,724 and $37,492 for the years ended December 31, 2004, 2005 and 2006, respectively.

(3)          Consisted primarily of accounts payable, accrued expenses and notes payable.

(4)          Consisted primarily of the carrying value of Mentmore’s 49.9% minority interest in IME at the date of acquisition.

(5)          Consisted primarily of the carrying value of minority interests of Latin American partners at the date of acquisition.

(6)          Consisted primarily of the carrying value of minority interests of European, Latin American and Asia Pacific partners at the date of acquisition.

Allocation of the purchase price for the 2006 acquisitions was based on estimates of the fair value of net assets acquired, and is subject to adjustment. The purchase price allocations of certain 2006 transactions are subject to finalization of the assessment of the fair value of property, plant and equipment, intangible assets (primarily customer relationship assets), operating leases, restructuring purchase reserves, deferred revenue and deferred income taxes. We are not aware of any information that would indicate that the final purchase price allocations will differ meaningfully from preliminary estimates.

In connection with each of our acquisitions, we have undertaken certain restructurings of the acquired businesses. The restructuring activities include certain reductions in staffing levels, elimination of duplicate facilities and other costs associated with exiting certain activities of the acquired businesses. The estimated cost of these restructuring activities were recorded as costs of the acquisitions and were provided in accordance with EITF No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” We finalize restructuring plans for each business no later than one year from the date of acquisition. Unresolved matters at December 31, 2006 primarily include completion of planned abandonments of facilities and severance contracts in connection with certain acquisitions.

The following is a summary of reserves related to such restructuring activities:

	2005	2006
Reserves, beginning of the year	$21,414	$12,698
Reserves established	1,142	3,642
Expenditures	(7,360)	(5,181)
Adjustments to goodwill, including currency effect(1)	(2,498)	(5,606)
Reserves, end of the year	$12,698	$5,553

(1)          Includes adjustments to goodwill as a result of management finalizing its restructuring plans.

At December 31, 2005, the restructuring reserves related to acquisitions consisted of lease losses on abandoned facilities ($9,760), severance costs ($569) and other exit costs ($2,369). At December 31, 2006,

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

6. Acquisitions (Continued)

the restructuring reserves related to acquisitions consisted of lease losses on abandoned facilities ($3,010), severance costs ($259) and other exit costs ($2,284). These accruals are expected to be used prior to December 31, 2007 except for lease losses of $2,142, severance contracts of $127, and other exit costs of $463, all of which are based on contracts that extend beyond one year.

In connection with our acquisition in India, we entered into a shareholder agreement in May 2006. The agreement contains a put provision that would allow the minority stockholder to sell the remaining 49.9% equity interest to us beginning on the third anniversary of this agreement for the greater of fair market value or approximately 84,835 Rupees (approximately $1,800). In accordance with FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others—An Interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34,” we recorded a liability representing our estimate of the fair value of the guarantee in the amount of $368, with the offset to goodwill.

In connection with some of our acquisitions, we have potential earn-out obligations that would be payable in the event businesses we acquired meet certain operational objectives. These payments are based on the future results of these operations and our estimate of the maximum contingent earn-out payments we may be required to make under all such agreements as of December 31, 2006 is approximately $6,600.

7. Income Taxes

The components of income before provision for income taxes and minority interest are:

	2004	2005	2006
U.S. and Canada	$157,929	$178,300	$189,844
Foreign	8,806	18,718	34,374
	$166,735	$197,018	$224,218

We have federal net operating loss carryforwards which begin to expire in 2018 through 2021 of $172,700 at December 31, 2006 to reduce future federal taxable income, if any. We also have an asset for state net operating loss of $18,200 (net of federal tax benefit), which begins to expire in 2007 through 2024, subject to a valuation allowance of approximately 98%. Additionally, we have federal alternative minimum tax credit carryforwards of $4,800, which have no expiration date and are available to reduce future income taxes, if any, and foreign tax credits, which expire in 2016, of $23,600.

We are subject to examination by various tax authorities in jurisdictions in which we have significant business operations. We regularly assess the likelihood of additional assessments by tax authorities and provide for these matters as appropriate. As of December 31, 2006, we had approximately $62,000 of reserves related to uncertain tax positions included in other long-term liabilities in the accompanying consolidated balance sheets. Approximately $36,000 of the reserve is related to pre-acquisition net operating loss carryforwards and other acquisition related items. If the tax position is sustained, the reversal of this reserve will be recorded as a reduction of goodwill. Although we believe our tax estimates

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

7. Income Taxes (Continued)

are appropriate, the final determination of tax audits and any related litigation could result in favorable or unfavorable changes in our estimates.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2005	2006
Deferred Tax Assets:
Accrued liabilities	$25,687	$25,223
Deferred rent	11,478	12,722
Net operating loss carryforwards	45,783	78,850
AMT and foreign tax credits	18,760	29,285
Valuation Allowance(1)	(9,318)	(27,274)
Other	3,846	12,918
	96,236	131,724
Deferred Tax Liabilities:
Other assets, principally due to differences in amortization	(120,321)	(136,149)
Plant and equipment, principally due to differences in depreciation	(148,959)	(187,480)
Customer acquisition costs	(24,647)	(27,783)
	(293,927)	(351,412)
Net deferred tax liability	$(197,691)	$(219,688)

(1)          The majority of the increase in our valuation allowance from 2005 to 2006 relates primarily to previously unrecorded state net operating losses that are subject to valuation allowance. Approximately $2,375 of the total 2006 valuation allowance, if realized, will be recorded as a reduction to goodwill.

We receive a tax deduction upon the exercise of non-qualified stock options or upon the disqualifying disposition by employees of incentive stock options and shares acquired under our employee stock purchase plan for the difference between the exercise price and the market price of the underlying common stock on the date of exercise or disqualifying disposition. The tax benefit for non-qualified stock options and the 15% discount associated with our employee stock purchase plan are included in the consolidated financial statements in the period in which compensation expense is recorded. The tax benefit associated with compensation expense recorded in the consolidated financial statements related to incentive stock options and incremental amounts recorded above the 15% discount associated with the employee stock purchase plan are recorded in the period the disqualifying disposition occurs. All tax benefits for awards issued prior to January 1, 2003 and incremental tax benefits in excess of compensation expense recorded in the consolidated financial statements are credited directly to equity and amounted to $6,904, $9,668 and $4,387 for the years ended December 31, 2004, 2005 and 2006, respectively.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

7. Income Taxes (Continued)

We have not provided deferred taxes on book basis differences related to certain foreign subsidiaries because such basis differences are not expected to reverse in the foreseeable future and we intend to reinvest indefinitely outside the U.S. These basis differences arose primarily through the undistributed book earnings of our foreign subsidiaries. The basis differences could be reversed through a sale of the subsidiaries, the receipt of dividends from subsidiaries as well as certain other events or actions on our part, which would result in an increase in our provision for income taxes.

The provision for income taxes consists of the following components:

	Year Ended December 31,
	2004	2005	2006
Federal—current	$—	$—	$9,156
Federal—deferred	54,237	55,891	44,862
State—current	4,094	8,847	14,433
State—deferred	9,339	181	7,143
Foreign—current and deferred	1,904	16,565	18,201
	$69,574	$81,484	$93,795

A reconciliation of total income tax expense and the amount computed by applying the federal income tax rate of 35% to income before provision for income taxes and minority interests for the years ended December 31, 2004, 2005 and 2006, respectively, is as follows:

	Year Ended December 31,
	2004	2005	2006
Computed “expected” tax provision	$58,357	$68,956	$78,477
Changes in income taxes resulting from:
State taxes (net of federal tax benefit)	8,732	6,430	5,545
Increase in valuation allowance	—	1,092	10,713
Foreign tax rate differential and tax law change	(1,584)	(94)	(5,151)
Other, net	4,069	5,100	4,211
	$69,574	$81,484	$93,795

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

8. Quarterly Results of Operations (Unaudited)

Quarter Ended	March 31	June 30	Sept. 30	Dec. 31
2005
Total revenues	$501,406	$511,922	$526,472	$538,355
Operating income	91,110	96,693	102,177	96,804
Income before cumulative effect of change in accounting principle	22,949	25,410	36,377	29,114
Net income	22,949	25,410	36,377	26,363
Income before cumulative effect of change in accounting principle per share—basic	0.12	0.13	0.19	0.15
Income before cumulative effect of change in accounting principle per share—diluted	0.12	0.13	0.18	0.15
Net income per share—basic	0.12	0.13	0.19	0.13
Net income per share—diluted	0.12	0.13	0.18	0.13
2006
Total revenues	$563,657	$581,568	$595,610	$609,507
Operating income	92,435	102,894	97,130	114,728
Net income	27,273	37,842	26,613	37,135
Net income per share—basic	0.14	0.19	0.13	0.19
Net income per share—diluted	0.14	0.19	0.13	0.18

9. Segment Information

We have six operating segments, as follows:

•       North American Physical Business—throughout the United States and Canada, the storage of paper documents, as well as all other non-electronic media such as microfilm and microfiche, master audio and videotapes, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Hard Copy”); the storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection”); secure shredding services (“Shredding”); and the storage, assembly, and detailed reporting of customer marketing literature and delivery to sales offices, trade shows and prospective customers’ sites based on current and prospective customer orders, which we refer to as the “Fulfillment” business

•       Worldwide Digital Business—information protection and storage services for electronic records conveyed via telecommunication lines and the Internet, including online backup and recovery solutions for server data and personal computers, as well as email archiving and third party technology escrow services that protect intellectual property assets such as software source code

•       Europe—information protection and storage services throughout Europe, including Hard Copy, Data Protection and Shredding

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

9. Segment Information (Continued)

•       South America—information protection and storage services throughout South America, including Hard Copy and Data Protection

•       Mexico—information protection and storage services throughout Mexico, including Hard Copy, Data Protection and Shredding

•       Asia Pacific—information protection and storage services throughout Australia, New Zealand and India, including Hard Copy, Data Protection and Shredding

The South America, Mexico and Asia Pacific operating segments do not individually meet the quantitative thresholds for a reportable segment, but have been aggregated and reported with Europe as one reportable segment, “International Physical Business,” given their similar economic characteristics, products, customers and processes. The Worldwide Digital Business does not meet the quantitative criteria for a reportable segment; however, management determined that it would disclose such information on a voluntary basis.

An analysis of our business segment information and reconciliation to the consolidated financial statements is as follows:

	North American Physical Business	International Physical Business	Worldwide Digital Business	Total Consolidated
2004
Total Revenues	$1,387,977	$380,033	$49,579	$1,817,589
Depreciation and Amortization	115,975	33,234	14,420	163,629
Contribution	427,579	89,751	(9,886)	507,444
Total Assets	3,216,999	1,024,135	201,253	4,442,387
Expenditures for Segment Assets(1)	256,998	243,030	128,748	628,776
2005
Total Revenues	1,529,612	435,106	113,437	2,078,155
Depreciation and Amortization	118,493	43,285	25,144	186,922
Contribution	444,343	113,417	12,461	570,221
Total Assets	3,383,098	1,142,217	240,825	4,766,140
Expenditures for Segment Assets(1)	225,178	178,662	59,958	463,798
2006
Total Revenues	1,671,009	539,335	139,998	2,350,342
Depreciation and Amortization	127,562	54,803	26,008	208,373
Contribution	478,653	117,568	9,779	606,000
Total Assets	3,616,218	1,349,175	244,128	5,209,521
Expenditures for Segment Assets(1)	314,317	142,732	20,380	477,429

(1)          Includes capital expenditures, cash paid for acquisitions, net of cash acquired, and additions to customer relationship and acquisition costs in the accompanying consolidated statements of cash flows.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

9. Segment Information (Continued)

The accounting policies of the reportable segments are the same as those described in Note 2 except that certain corporate and centrally controlled costs are allocated primarily to our North American Physical Business and Worldwide Digital Business segments. These allocations, which include human resources, information technology, finance, rent, real estate property taxes, medical costs, incentive compensation, stock option expense, worker’s compensation, 401(k) match contributions and property, general liability, auto and other insurance, are based on rates and methodologies established at the beginning of each year. Included in the corporate costs allocated to our North American Physical Business segment are certain costs related to staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Management has decided to allocate these costs to the North American segment as further allocation is impracticable.

Contribution for each segment is defined as total revenues less cost of sales (excluding depreciation) and selling, general and administrative expenses (including the costs allocated to each segment as described above). Internally, we use Contribution as the basis for evaluating the performance of and allocating resources to our operating segments.

A reconciliation of Contribution to income before provision for income taxes and minority interest on a consolidated basis is as follows:

	Years Ended December 31,
	2004	2005	2006
Contribution	$507,444	$570,221	$606,000
Less: Depreciation and Amortization	163,629	186,922	208,373
Gain on Disposal/Writedown of Property, Plant and Equipment, Net	(681)	(3,485)	(9,560)
Interest Expense, Net	185,749	183,584	194,958
Other (Income) Expense, Net	(7,988)	6,182	(11,989)
Income before Provision for Income Taxes and Minority Interest	$166,735	$197,018	$224,218

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

9. Segment Information (Continued)

Information as to our operations in different geographical areas is as follows:

	2004	2005	2006
Revenues:
United States	$1,330,979	$1,504,907	$1,647,265
United Kingdom	270,665	275,426	312,393
Canada	106,577	132,302	154,801
Other International	109,368	165,520	235,883
Total Revenues	$1,817,589	$2,078,155	$2,350,342
Long-lived Assets:
United States	$2,735,545	$2,887,981	$3,029,827
United Kingdom	618,712	594,178	645,218
Canada	315,872	335,929	354,258
Other International	271,104	393,884	500,497
Total Long-lived Assets	$3,941,233	$4,211,972	$4,529,800

Information as to our revenues by product and service lines is as follows:

	2004	2005	2006
Revenues:
Physical Records Management and Secure Shredding	$1,462,457	$1,614,905	$1,856,873
Physical Tape Rotation Services	305,553	349,813	353,471
Digital(1)	49,579	113,437	139,998
Total Revenues	$1,817,589	$2,078,155	$2,350,342

(1)          Includes Digital Archiving, Electronic Vaulting, Intellectual Property Management and DataDefense.

10. Commitments and Contingencies

a.    Leases

Most of our leased facilities are leased under various operating leases. A majority of these leases have renewal options of five to ten years and may have fixed or Consumer Price Index escalation clauses. We also lease equipment under operating leases, primarily computers which have an average lease life of three years. Trucks and office equipment are also leased and have remaining lease lives ranging from one to seven years. Total rent expense under all of our operating leases was $163,564, $185,542 and $207,760 for the years ended December 31, 2004, 2005 and 2006, respectively. Included in total rent expense was sublease income of $2,765, $3,238 and $3,740 for the years ended December 31, 2004, 2005 and 2006, respectively.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

10. Commitments and Contingencies (Continued)

Estimated minimum future lease payments, net of sublease income of $2,879, $2,444, $1,949, $1,228, $269 and $544 for 2007, 2008, 2009, 2010, 2011 and thereafter, respectively, are as follows:

Year	Operating
2007	$176,842
2008	164,447
2009	157,880
2010	154,055
2011	148,402
Thereafter	2,069,643
Total minimum lease payments	$2,871,269

We have guaranteed the residual value of certain vehicle operating leases to which we are a party. The maximum net residual value guarantee obligation for these vehicles as of December 31, 2006 was $57,129. Such amount does not take into consideration the recovery or resale value associated with these vehicles. We believe that it is not reasonably likely that we will be required to perform under these guarantee agreements or that any performance requirement would have a material impact on our consolidated financial statements.

b.    Litigation

We are involved in litigation from time to time in the ordinary course of business with a portion of the defense and/or settlement costs being covered by various commercial liability insurance policies purchased by us. In the opinion of management, no material legal proceedings are pending to which we, or any of our properties, are subject. We record legal costs associated with loss contingencies as expenses in the period in which they are incurred.

11. Related Party Transactions

We lease space to an affiliated company, Schooner Capital LLC (“Schooner”), for its corporate headquarters located in Boston, Massachusetts. For the years ended December 31, 2004, 2005 and 2006, Schooner paid rent to us totaling $153, $161 and $167, respectively. We lease facilities from an officer. Our aggregate rental payment for such facilities during 2004, 2005 and 2006 was $955, $978 and $1,113, respectively.

We have an agreement with Leo W. Pierce, Sr., our former Chairman Emeritus and the father of J. Peter Pierce, our former director, that requires pension payments of $8 per month until his death. The estimated remaining benefit is recorded in accrued expenses in the accompanying consolidated balance sheets in the amount of $634 as of December 31, 2006.

In December 2005, IME made a $2,860 investment in a Polish joint venture in which one of our directors has an indirect 20% interest.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

12. 401(k) Plans

We have a defined contribution plan, which generally covers all non-union U.S. employees meeting certain service requirements. Eligible employees may elect to defer from 1% to 25% of compensation per pay period up to the amount allowed by the Internal Revenue Code. In addition, IME operates a defined contribution plan, which is similar to the U.S.’s 401(k) Plan. We make matching contributions based on the amount of an employee’s contribution in accordance with the plan documents. We have expensed $4,320, $6,737 and $9,997 for the years ended December 31, 2004, 2005 and 2006, respectively.

13. London Fire

In July 2006, we experienced a significant fire in a records and information management facility in London, England that resulted in the complete destruction of the leased facility. London fire authorities recently issued a report in which it was concluded that the fire resulted from a deliberate act of arson; the report also stated that the actions of a guard employed by a third-party security service contractor resulted in the disabling of the automatic sprinkler system in the building.

We believe we carry adequate property and liability insurance. We do not expect that this event will have a material impact to our consolidated results of operations or financial condition. Revenues from this facility represent less than 1% of our consolidated enterprise revenues. As of December 31, 2006, we have approximately $9,600 recorded as an insurance receivable which is included in prepaid expenses and other in the accompanying consolidated balance sheet which primarily represents the net book value of the property, plant and equipment associated with this facility at the time of the incident, net of $1,750 of property insurance proceeds received through IME’s October 31, 2006 fiscal year-end. Subsequent to IME’s October 31, 2006 fiscal year-end, IME received payment from our insurance carrier of approximately 8,600 British pounds sterling ($16,850). We expect to utilize cash received from our insurance carriers to fund capital expenditures and for general working capital needs. Such amount represents a portion of our business personal property, business interruption, and expense claims with our insurance carrier. We will record approximately $8,833 to other (income) expense, net in the first quarter of 2007 related to recoveries associated with our business interruption portion of our insurance claim to date. We expect to settle the remaining property portion of our insurance claim with our insurance carriers within the next twelve months and have, therefore, classified the remaining insurance receivable as a current asset. We expect to receive recoveries related to our property claim with our insurance carriers that will exceed the carrying value of such assets. We, therefore, expect to record gains on the disposal/writedown of property, plant and equipment, net in our statement of operations in future periods when the cash received to date exceeds the remaining carrying value of the related property, plant and equipment, net. Recoveries from the insurance carriers related to business personal property claims are reflected in our statement of cash flows under proceeds from sales of property and equipment and other, net included in investing activities section when received. Recoveries from the insurance carriers related to business interruption claims are reflected in our statement of cash flows as a component of net income included in the operating activities section when received.

IRON MOUNTAIN INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006
(In thousands, except share and per share data)

14. Subsequent Events

In January 2007, we completed an offering of 225,000 Euro in aggregate principal amount of our 6 3/4% Euro Senior Subordinated Notes due 2018, which were issued at a price of 98.99% of par and priced to yield 6.875%. Our net proceeds of 219,200 Euro ($283,820),after paying the underwriters’ discounts and commissions and estimated expenses (excluding accrued interest payable by purchasers of the notes from October 17, 2006). These net proceeds were used to repay outstanding indebtedness under the IMI term loan and revolving credit facilities. We recorded a charge to other (income) expense, net of $503 in the first quarter of 2007 related to the early retirement of the IMI term loans, representing the write-off of a portion of our deferred financing costs. In addition, in January, 2007 we entered into forward contracts to exchange U.S. dollars for 96,000 Euros and 194,000 CAD for 127,500 Euros to hedge our intercompany exposures with Canada and our subsidiaries whose functional currency is the Euro. These forward contracts settle on a monthly basis, at which time we enter into new forward contracts for the same underlying amounts, to continue to hedge movements in CAD and Euros against the U.S. dollar. At the time of settlement, we either pay or receive the net settlement amount from the forward contract.